Exhibit 10.3

                                                                  EXECUTION COPY
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             SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

                                     Between

                       CDC MORTGAGE CAPITAL INC., as Buyer

                                       and

                          AMERICAN HOME MORTGAGE CORP.,
                    AMERICAN HOME MORTGAGE INVESTMENT CORP.,
                     AMERICAN HOME MORTGAGE ACCEPTANCE, INC.
                   AMERICAN HOME MORTGAGE HOLDINGS, INC., and
            COLUMBIA NATIONAL, INCORPORATED, collectively, as Seller




                            Dated as of June 1, 2004

                                TABLE OF CONTENTS

                                                                            Page

1.    APPLICABILITY............................................................1

2.    DEFINITIONS..............................................................1

3.    INITIATION; TERMINATION.................................................24

4.    MARGIN AMOUNT MAINTENANCE...............................................32

5.    INCOME PAYMENTS.........................................................32

6.    REQUIREMENTS OF LAW.....................................................33

7.    SECURITY INTEREST.......................................................35

8.    PAYMENT, TRANSFER AND CUSTODY...........................................36

9.    HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS.............................37

10.   SELLER REPRESENTATIONS..................................................37

11.   COVENANTS OF SELLER.....................................................42

12.   EVENTS OF DEFAULT.......................................................49

13.   REMEDIES................................................................51

14.   INDEMNIFICATION AND EXPENSES............................................54

15.   RECORDING OF COMMUNICATIONS.............................................55

16.   SINGLE AGREEMENT........................................................55

17.   NOTICES AND OTHER COMMUNICATIONS........................................55

18.   ENTIRE AGREEMENT; SEVERABILITY..........................................56

19.   NON-ASSIGNABILITY.......................................................56

20.   TERMINABILITY...........................................................56

21.   GOVERNING LAW...........................................................57

22.   Submission To Jurisdiction; Waivers.....................................57

23.   NO WAIVERS, ETC.........................................................58

24.   SERVICING...............................................................58

25.   INTENT..................................................................59

26.   PERIODIC DUE DILIGENCE REVIEW...........................................60

27.   BUYER'S APPOINTMENT AS ATTORNEY-IN-FACT.................................60

28.   MISCELLANEOUS...........................................................62

29.   CONFIDENTIALITY.........................................................62

30.   CONFLICTS...............................................................63

31.   Set-Off.................................................................63

32.   Obligations Joint and Several...........................................63

EXHIBITS

      SCHEDULE 1                          Representations and Warranties Re:
                                          Mortgage Loans

      SCHEDULE 2                          Jurisdictions of Incorporation and
                                          Organizational Identification
                                          Numbers of Seller Entities

      EXHIBIT I                           Transaction Request

      EXHIBIT II                          Underwriting Guidelines

      EXHIBIT III                         Form of Opinion Letter

      EXHIBIT IV                          UCC Filing Jurisdictions

      EXHIBIT V                           Form of Account Agreement

      EXHIBIT VI                          Form of True Sale Certification

      EXHIBIT VII                         Form of Servicer Notice

      EXHIBIT VIII                        Form of Request for Additional
                                          Transactions For Excess Margin

      EXHIBIT IX                          Form of Compliance Report

           SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

            This is a SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of June 1, 2004, among AMERICAN HOME MORTGAGE CORP., a New York corporation ("AHMC"), AMERICAN HOME MORTGAGE INVESTMENT CORP., a Maryland corporation ("AHMIC"), AMERICAN HOME MORTGAGE ACCEPTANCE, INC., a Maryland corporation ("AHMA"), AMERICAN HOME MORTGAGE HOLDINGS, INC., a Delaware corporation ("AHMH"), COLUMBIA NATIONAL, INCORPORATED, a Maryland corporation ("CNI" and, collectively with AHMC, AHMIC, AHMA and AHMH, the "Seller" and each a "Seller Entity") and CDC MORTGAGE CAPITAL INC., a
New York corporation ("Buyer").

1.    APPLICABILITY

      From time to time the parties hereto may enter into transactions ("Committed Transactions") in which Seller agrees to transfer to Buyer Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans on demand by Buyer against the transfer of funds by Seller. Additionally, from time to time the Buyer is prepared to consider entering into additional transactions ("Uncommitted Transactions") in which Seller agrees to transfer to Buyer Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans on demand by Buyer, against the transfer of funds by Seller. Each such Committed Transaction and Uncommitted Transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement, unless otherwise agreed in writing.

2.    DEFINITIONS

      As used herein, the following terms shall have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa). Terms otherwise not defined herein shall have the meanings assigned thereto in the Custodial and Disbursement Agreement.

      "Account Agreement" shall mean a letter agreement among each Seller Entity, Buyer, and the Bank substantially in the form of Exhibit V attached hereto.

      "Act of Insolvency" shall mean, with respect to any Person, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for such Person or any substantial part of the property of such Person; (iii) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such Person of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such Person of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person.

      "Affiliate" shall mean with respect to any Person, any "affiliate" of such Person, as such term is defined in the Bankruptcy Code.

      "Agreement" shall mean this Master Repurchase Agreement, as the same may be further amended, supplemented or otherwise modified in accordance with the terms hereof.

      "AHMA" shall mean American Home Mortgage Acceptance, Inc., a Maryland corporation and its successors in interest.

      "AHMC" shall mean American Home Mortgage Corp., a New York corporation and its successors in interest.

      "AHMH" shall mean American Home Mortgage Holdings, Inc., a Delaware corporation and its successors in interest.

      "AHMIC" shall mean American Home Mortgage Investment Corp., a Maryland corporation and its successors in interest.

      "ALTA" shall mean the American Land Title Association.

      "Alt-A Mortgage Loan" shall mean an Eligible Asset which is a Mortgage Loan made to a Mortgagor of "A" or "A-" credit quality, which is a secured by a lien on a single-family Residential Dwelling and for which the related Mortgagor has a FICO score of greater than 600. In no event shall any Mortgage Loan be an "Alt-A Mortgage Loan" if the related Mortgagor does not have a FICO score of at least 600 as of the date of origination.

      "Alt-A First Mortgage Loan" shall mean an Eligible Asset which is an Alt-A Mortgage Loan and a First Lien Mortgage Loan.

      "Alt-A Second Mortgage Loan" shall mean an Eligible Asset which is an Alt-A Mortgage Loan and a Second Lien Mortgage Loan.

      "Appraised Value" shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property (or the related residential dwelling unit in the Underlying Mortgaged Property, in the case of a Co-op Loan).

      "Asset Schedule and Exception Report" shall have the meaning assigned thereto in the Custodial and Disbursement Agreement.

      "Asset Value" shall mean as of any date of determination with respect to
      (A) each Eligible Asset that is not a Repurchased Mortgage Loan, a HELOC, an Alt-A Second Mortgage Loan or a Sub-Prime Second Mortgage Loan, the Purchase Percentage applicable to such Eligible Asset multiplied by the lesser of (a) the Market Value of such Mortgage Loan as of such date and
      (b) the outstanding principal balance of such Eligible Asset as of such date, (B) each Repurchased Mortgage Loan, 60% of the least of (a) 90% of the Market Value of such Mortgage Loan as of such date, (b) the outstanding principal balance of such Eligible Asset as of such date and
      (c) the Repurchased Appraised Value of such Mortgage Loan and (C) each Eligible Asset that is a HELOC, an Alt-A Second Mortgage Loan or a Sub-Prime Second Mortgage Loan, the Purchase Percentage applicable to such Eligible Asset multiplied by the lesser of (a) the Market Value of such Mortgage Loan as of such date and (b) the outstanding principal balance of such Eligible Asset as of such date; provided, that, the following additional limitations on Asset Value shall apply:

            (1) after giving effect to any requested Transaction, the aggregate Asset Value of all Alt-A Mortgage Loans and Sub-Prime Mortgage Loans owned hereunder by Buyer as of such date of determination may not exceed the Non-Conforming Sub- Limit;

            (2) after giving effect to any requested Transaction, the aggregate Asset Value of all Sub-Prime Mortgage Loans owned hereunder by Buyer as of such date of determination may not exceed the Sub-Prime Sub-Limit;

            (3) after giving effect to any requested Transaction, the aggregate Asset Value of all Sub-Prime Second Lien Mortgage Loans owned hereunder by Buyer as of such date of determination may not exceed the Sub-Prime Second Lien Sub-Limit;

            (4) after giving effect to any requested Transaction, the aggregate Asset Value of all Sub-Prime Mortgage Loans made to "C" or "D" credit quality Mortgagors owned hereunder by Buyer as of such date of determination may not exceed the Credit Sub-Limit;

            (5) after giving effect to any requested Transaction, the aggregate Asset Value of all Mortgage Loans which are Manufactured Housing Mortgage Loans owned hereunder by Buyer as of such date of determination may not exceed the Manufactured Housing Sub-Limit;

            (6) after giving effect to any requested Transaction, the aggregate Asset Value of all Mortgage Loans which are not occupied by the related Mortgagor as its primary residence (as determined on the origination date) owned hereunder by Buyer as of such date of determination may not exceed the N/O/O Sub-Limit;

            (7) after giving effect to any requested Transaction, the aggregate Asset Value of all Repurchased Mortgage Loans owned hereunder by Buyer as of such date of determination may not exceed the Repurchased Mortgage Loan Sub-Limit;

            (8) after giving effect to any requested Transaction, the aggregate Asset Value of all Co-op Loans owned hereunder by Buyer as of such date of determination may not exceed the Co-op Sub-Limit;

            (9) after giving effect to any requested Transaction, the aggregate Asset Value of all Super Jumbo Mortgage Loans owned hereunder by Buyer as of such date of determination may not exceed the Super Jumbo Sub-Limit;

            (10) after giving effect to any requested Transaction, the aggregate Asset Value of all Fannie Mae Flex 100 Mortgage Loans owned hereunder by Buyer as of such date of determination may not exceed the Fannie Mae Flex 100 Sub-Limit;

            (11) after giving effect to any requested Transaction, the aggregate Asset Value of all Interest-Only Loans owned hereunder by Buyer as of such date of determination may not exceed the Interest-Only Sub-Limit;

            (12) after giving effect to any requested Transaction, the aggregate Asset Value of all Wet-Ink Mortgage Loans owned hereunder by Buyer as of such date is determination may not exceed the Wet-Ink Sub-Limit;

            (13) after giving effect to any requested Transaction, the aggregate Asset Value of all Co-op Loans that are Super Jumbo Mortgage Loans, Jumbo Mortgage Loans owned hereunder by Buyer as of such date of determination may not exceed the Co-op Jumbo Sub-Limit;

            (14) with respect to each Check Funded Loan, the Asset Value shall be deemed zero until at least one check set forth on the related Check Funding Schedule has been presented for payment and paid in accordance with the procedures set forth in the Custodial and Disbursement Agreement and the Check Disbursement Agreement; provided that for purposes of
      Section 3(n) and Section 4 hereof, the Asset Value shall be equal to no more than amounts that have previously been paid in respect of checks with respect to such Check Funded Loan;

            (15) with respect to each Official Check Funded Loan, the Asset Value shall be deemed zero until the official check set forth on the related Official Check Funding Schedule has been presented for payment and paid in accordance with the procedures set forth in the Custodial and Disbursement Agreement and the Official Check Disbursement Agreement; provided that for purposes of Section 3(n) and Section 4 hereof, the Asset Value shall be equal to no more than amounts that have previously been paid in respect of checks with respect to such Official Check Funded Loan;

            (16) after giving effect to any requested Transaction, the aggregate Asset Value of all HELOCs owned hereunder by Buyer as of such date of determination may not exceed the HELOC Sub-Limit; and

            (17) the Asset Value shall be deemed to be zero with respect to each Mortgage Loan (i) in respect of which there is a breach of a representation and warranty set forth in Schedule 1 (assuming each representation and warranty is made as of the date the Asset

      Value is determined), (ii) other than with respect to a Repurchased Loan, in respect of which there is a delinquency in the payment of principal and/or interest which continues for a period in excess of twenty-nine (29) calendar days (without regard to any applicable grace periods), (iii) which has not been repurchased by Seller by the earlier to occur of (A) the Termination Date and (B) except with respect to Repurchased Mortgage Loans, the 90th day after the date on which it is first purchased by Buyer, and with respect to Repurchased Mortgage Loans, the 180th day after the date on which such Mortgage Loan becomes a Repurchased Mortgage Loan,
      (iv) which has been released from the possession of Custodian under the Custodial and Disbursement Agreement to any Person other than Buyer for a period in excess of forty-five (45) calendar days with respect to releases pursuant to Section 5(c), (v) which has been released from the possession of Custodian under the Custodial and Disbursement Agreement to Seller for a period in excess of ten (10) calendar days with respect to releases pursuant to Sections 5(a) and 5(b), (vi) which exceed the Sub-Limit for the related Class or otherwise or (vii) which is a Wet-Ink Mortgage Loan, for which Custodian has failed to receive the related Mortgage Documents by the tenth 10th Business Day following the applicable Purchase Date;

      "Assignment of Mortgage" shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to Buyer.

      "Bank" shall mean Deutsche Bank National Trust Company, a national banking association, and its successors in interest, or such other depository institution as may be acceptable to Buyer in its sole discretion, and their respective successors in interest.

      "Bank Charter Event" shall mean the date on which AHMH acquires Valley Bancorp, Inc. and its wholly owned subsidiary, Valley Bank of Maryland.

      "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

      "Business Day" shall mean any day other than (i) a Saturday or Sunday or
      (ii) a day on which banks in the State of New York (or state in which any of Custodian, Disbursement Agent, Seller or Buyer is located) is authorized or obligated by law or executive order to be closed.

      "Buyer" shall mean CDC Mortgage Capital Inc., a New York corporation, and its successors in interest and assigns.

      "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "Cash" shall mean all cash and Cash Equivalents, as shown on the balance sheet of the Seller prepared in accordance with GAAP.

      "Cash Equivalents" shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause
      (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

      "Check Disbursement Account" shall have the meaning specified in the Check Disbursement Agreement.

      "Check Disbursement Agreement" shall mean the amended and restated Letter Agreement, dated as of the date hereof, among each Seller Entity, Buyer, Disbursement Agent, Deutsche Bank Trust Company Delaware and Deutsche Bank Trust Company Americas as may be amended from time to time.

      "Check Funded Loan" shall mean an Eligible Asset funded pursuant to the Check Disbursement Agreement.

      "Check Funding Schedule" shall have the meaning specified in the Check Disbursement Agreement.

      "Class" shall mean each group of Mortgage Loans where each Mortgage Loan within such group qualifies as at least one of the following: "Conforming Mortgage Loan", "Jumbo Mortgage Loan", "Alt-A First Mortgage Loan", "Alt-A Second Mortgage Loan", "Sub-Prime First Mortgage Loan", "Sub-Prime Second Mortgage Loan", "Wet-Ink Mortgage Loan", "HELOC" or "Repurchased Mortgage Loan"; provided, that a Mortgage Loan may be within more than one Class as of any date of determination.

      "Closed End Loan" shall mean a Mortgage Loan which is not a HELOC.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Collection Account" shall mean the account established by the Bank subject to an Account Agreement, into which all Income shall be deposited.

      "Combined Loan-to-Value Ratio or CLTV" shall mean with respect to any Second Lien Mortgage Loan, the sum of (a) the original principal balance of such Second Lien Mortgage Loan or, with respect to any HELOC, the original Credit Limit, and (b) the outstanding principal balance of any related first lien loan as of the date of origination of such Second Lien Mortgage Loan, divided by the lesser of (i) the Appraised Value of the related Mortgage Property as of the date of origination of such Second Lien Mortgage Loan and (ii) if the related Mortgaged Property was purchased within twelve (12) months of the origination of such Second Lien Mortgage Loan, the purchase price of such Mortgaged Property.

      "Committed Transaction" as defined in the recitals hereto.

      "Commitment Fee" shall mean the fee payable by Seller to Buyer pursuant to
      Section 3(a)(7) equal to 0.075% of the Maximum Committed Amount.

      "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with Seller within the meaning of Section 4001 of ERISA or is part of a group which includes Seller and which is treated as a single employer under Section 414 of the Code.

      "Confirmation" shall have the meaning specified in Section 3(c).

      "Conforming Mortgage Loan" shall mean an Eligible Asset which is insured by, and meets all criteria of, Fannie Mae, Freddie Mac, the FHA or the VA which is secured by a first lien on the related Mortgaged Property.

      "Co-op" shall mean a private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Co-op Lease.

      "Co-op Lease" shall mean with respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

      "Co-op Loan" shall mean an Eligible Asset that is a Conforming Mortgage Loan, except with respect to the outstanding principal balance at origination, secured by the pledge of stock allocated to a dwelling unit in a Co-op and a collateral assignment of the related Co-op Lease.

      "Co-op Security Agreement" shall mean the agreement creating a first lien security interest in the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

      "Co-op Sub-Limit" shall mean $16,000,000.

      "Co-op Jumbo Sub-Limit" shall mean $8,000,000.

      "Credit Limit" shall mean, with respect to each HELOC, the maximum amount permitted under the terms of the related Credit Line Agreement.

      "Credit Line Agreement" shall mean, with respect to each HELOC, the related home equity line of credit agreement, account agreement and promissory note (if any) executed by the related mortgagor and any amendment or modification thereof.

      "Credit Sub-Limit" shall mean $3,000,000.

      "Custodial and Disbursement Agreement" shall mean that amended and restated custodial and disbursement agreement, dated as of the date hereof, by and among Buyer, Seller, Disbursement Agent and Custodian, as the same shall be modified and supplemented and in effect from time to time.

      "Custodial Identification Certificate" shall have the meaning assigned thereto in the Custodial and Disbursement Agreement.

      "Custodian" shall mean Deutsche Bank National Trust Company, a national banking association, and its successors in interest, as custodian under the Custodial and Disbursement Agreement, and any successor Custodian under the Custodial and Disbursement Agreement.

      "DDA Account" shall have the meaning specified in the Check Disbursement Agreement.

      "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

      "Disbursement Agent" shall mean Deutsche Bank National Trust Company, a national banking association, and its successors in interest, as disbursement agent under the Custodial and Disbursement Agreement, and any successor Disbursement Agent under the Custodial and Disbursement Agreement.

      "Dollars" and "$" shall mean lawful money of the United States of America.

      "Draw" shall mean, with respect to each HELOC, an additional borrowing by the Mortgagor subsequent to the Cut-off Date in accordance with the related Credit Line Agreement, which borrowing shall be funded by the Seller.

      "Due Diligence Review" shall mean the performance by Buyer of any or all of the reviews permitted under Section 26 with respect to any or all of the Mortgage Loans, as desired by Buyer from time to time.

      "Effective Date" shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied.

      "Electronic Agent" shall mean MERSCORP, INC., and its successors in interest.

      "Electronic Tracking Agreement" shall mean the Electronic Tracking Agreement, in a form substantially similar to the form set forth in Annex 19 to the Custodial and Disbursement Agreement, to be entered into among Buyer, each Seller Entity, Electronic Agent and MERS, if any, as the same shall be amended, supplemented or otherwise modified from time to time; provided that if no Mortgage Loans are or will be MERS Designated Mortgage Loans, all references herein to the Electronic Tracking Agreement shall be disregarded.

      "Electronic Transmission" shall mean the delivery of information in an electronic format acceptable to the applicable recipient thereof. An Electronic Transmission shall be considered written notice for all purposes hereof (except when a request or notice by its terms requires execution). Any document that requires signature that is delivered by Electronic Transmission via email that includes the sender's name shall satisfy such signature requirement.

      "Eligible Asset" shall mean a Mortgage Loan, including a Wet-Ink Mortgage Loan, (i) as to which the representations and warranties in Schedule 1 attached hereto are true and correct, (ii) which is underwritten strictly in accordance with Seller's Underwriting Guidelines, a copy of which is attached hereto as Exhibit II or with such exceptions as Buyer shall approve pursuant to Section 3(b)(9) or meets all underwriting criteria of, Fannie Mae, Freddie Mac, the FHA or the VA, and (iii) which is secured by a Residential Dwelling.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or
      (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Seller is a member.

      "Escrow Instruction Letter" shall have the meaning assigned thereto in the Custodial and Disbursement Agreement.

      "Eurodollar Rate" shall mean, with respect to each day a Transaction is outstanding (and reset on each day a Transaction is outstanding), the rate per annum equal to the rate appearing at page 5 of the Telerate Screen as one-month LIBOR at or about 9:00 a.m.,

      New York City time, on such date (and if such date is not a Business Day, the Eurodollar Rate in effect on the Business Day immediately preceding such date), and if such rate shall not be so quoted, the average rate per annum at which three mutually acceptable banks are offered Dollar deposits at or about 8:00 a.m., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Transactions are then being conducted for delivery on such day for a period of thirty (30) days and in an amount comparable to the amount of the Transactions to be outstanding on such day. The Eurodollar Rate shall be reset by Buyer as described above and Buyer's determination of Eurodollar Rate shall be conclusive upon the parties absent manifest error on the part of Buyer.

      "Event of Default" has the meaning specified in Section 12.

      "Excess Margin" has the meaning specified in Section 3(q).

      "Existing Financing Facilities" shall mean the Morgan Facility, the UBS Warburg Facility, the RFC Facility, the Freddie Facility and the Greenwich Capital Facility, as may be amended and/or restated from time to time, and all other documents or agreements executed in connection therewith, or replacement facilities with financial covenants that are no less favorable to Buyer and with financial institutions approved by the Buyer.

      "Fannie Mae" shall mean the Federal National Mortgage Association, and its successors in interest.

      "Fannie Mae Flex 100 Mortgage Loan" shall mean an Eligible Asset which meets all criteria of the Fannie Mae Flex 100 program.

      "Fannie Mae Flex 100 Sub-Limit" shall mean $2,000,000.

      "Foreclosed Loan" shall mean a loan the property securing which has been foreclosed upon by Seller.

      "Freddie Facility" means the financing facility between the Seller and Freddie Mac, as may be amended from time to time, and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by Buyer.

      "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation, and its successors in interest.

      "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over Seller, any of its Subsidiaries or any of their properties.

      "Greenwich Capital Facility" means the Whole Loan Purchase and Sale Agreement, dated as of January 1, 2004, by and between AHMC, CNI and Greenwich Capital Financial Products, Inc.

      "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well another Person, to purchase assets, goods, securities or services, or to agree to take-or-pay arrangement or otherwise); provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property, or other principal and interest advances made in the ordinary course of servicing the Mortgage Loans. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

      "HELOC" shall mean a home equity revolving line of credit secured by a Mortgage, deed of trust or other instrument creating a second lien on the related Mortgaged Property, which lien secures the related Credit Line Agreement and which related first lien is also an Eligible Asset subject to an outstanding Transaction under this Agreement at any time that such HELOC is requested to be, or is, subject to an outstanding Transaction under this Agreement.

      "HELOC Sub-Limit" shall mean $30,000,000.

      "Income" shall mean, with respect to any Mortgage Loan at any time, all collections and proceeds on or in respect of the Mortgage Loans, including, without limitation, any principal thereof then payable and all interest or other distributions payable thereon less any related servicing fee(s) charged by Servicer.

      "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Indebtedness of others Guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; and (i) Capital Lease Obligations of such Person.

      "Interest-Only Loan" shall mean any Mortgage Loan as to which scheduled payments only include interest for an initial period of not more than 10 years, after which such Mortgage Loan will fully amortize to maturity.

      "Interest-Only Sub-Limit" shall mean $90,000,000.

      "Interest Rate Protection Agreement" shall mean, with respect to any or all of the Mortgage Loans, any short sale of US Treasury securities, or futures contract, or options related contract, or interest rate swap, cap or collar agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies and acceptable to Buyer.

      "Interim Funder" shall mean, with respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the interim funder pursuant to the MERS Procedures Manual.

      "Investor" shall mean, with respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the investor pursuant to the MERS Procedures Manual.

      "Jumbo Mortgage Loans" shall mean an Eligible Asset which meets all criteria of Fannie Mae or Freddie Mac except that the outstanding principal balance thereof at origination was in excess of Fannie Mae or Freddie Mac's guidelines which is secured by a first lien on the related Mortgaged Property.

      "Late Payment Fee" has the meaning specified in Section 5(b).

      "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

      "Loan-to-Value Ratio" or "LTV" means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount (or with respect to a HELOC, the Credit Limit) of such Mortgage Loan at the time of origination to the lesser of (a) the Appraised Value of the related Mortgaged Property at origination of such Mortgage Loan and (b) if the related Mortgaged Property was purchased within twelve (12) months of the origination of such Mortgage Loan, the purchase price of the related Mortgaged Property.

      "Manufactured Housing Sub-Limit" shall mean $2,000,000.

      "Margin Base" shall mean the aggregate Asset Value of all Purchased Assets which are Eligible Assets.

      "Margin Deficit" has the meaning specified in Section 4.

      "Market Value" shall mean, as of any date in respect of any Mortgage Loan, the price at which such Mortgage Loan could readily be sold as determined by Buyer, which price may be determined to be zero. Buyer's determination of Market Value shall be conclusive upon the parties absent manifest error on the part of Buyer.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition or prospects of any Seller Entity, (b) the ability of any Seller Entity to perform its respective obligations under any of the Repurchase Documents to which it is a party, (c) the validity or enforceability of any of the Repurchase Documents, (d) the rights and remedies of Buyer under any of the Repurchase Documents, (e) the timely payment of any amounts payable under the Repurchase Documents, or (f) the Asset Value of the Purchased Assets.

      "Maximum Amount" shall mean $450,000,000.

      "Maximum Committed Amount" shall mean $200,000,000.

      "Maximum Uncommitted Amount" shall mean $250,000,000.

      "MERS" shall mean Mortgage Electronic Registration Systems, Inc., and its successors in interest.

      "MERS Designated Mortgage Loan" shall mean a Mortgage Loan for which the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with the MERS Procedure Manual.

      "MERS Procedure Manual" shall mean the MERS Procedures Manual attached as Exhibit B to the Electronic Tracking Agreement, as it may be amended, supplemented or otherwise modified from time to time.

      "MERS Report" shall mean the schedule listing MERS Designated Mortgage Loans and other information prepared by the Electronic Agent pursuant to the Electronic Tracking Agreement.

      "MERS(R) System" shall mean the Electronic Agent's mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

      "Morgan Facility" means the Amended and Restated Master Loan and Security Agreement, dated as of November 26, 2003, by and among AHMC, AHMIC, AHMA,

      AHMH, CNI, the Lenders from time parties thereto and Morgan Stanley Mortgage Capital Inc. r.

      "Mortgage" shall mean with respect to a Mortgage Loan that is not a Co-op Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien or second lien on a fee simple Residential Dwelling securing the Mortgage Note and with respect to a Co-op Loan, the Co-op Security Agreement.

      "Mortgage File" shall have the meaning assigned thereto in the Custodial and Disbursement Agreement.

      "Mortgage Loan" shall mean a mortgage loan or HELOC originated in accordance with the Underwriting Guidelines which Custodian has been instructed to hold for Buyer pursuant to the Custodial and Disbursement Agreement, including any Wet-Ink Mortgage Loan listed on a Transaction Request, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note and related Mortgage or Credit Line Agreement, and (ii) all right, title and interest of Seller in and to the Mortgaged Property covered by such Mortgage.

      "Mortgage Note" shall mean the original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a Mortgage Loan.

      "Mortgaged Property" shall mean, with respect to a Mortgage Loan that is not a Co-op Loan, a fee simple interest in the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note. With respect to a Co-op Loan, the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

      "Mortgagee" shall mean the record holder of a Mortgage Note secured by a Mortgage.

      "Mortgagor" shall mean the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

      "Multiemployer Plan" shall mean a multiemployer plan defined as such in
      Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

      "N/O/O Sub-Limit" shall mean $3,000,000.

      "Net Income" shall mean, with respect to any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

      "Non-Conforming Sub-Limit" shall mean $60,000,000.

      "Official Check Disbursement Account" shall have the meaning specified in the Official Check Disbursement Agreement.

      "Official Check Disbursement Agreement" shall mean the amended and restated Letter Agreement, dated as of the date hereof, among each Seller Entity, Buyer, Disbursement Agent, Deutsche Bank Trust Company Delaware and Deutsche Bank Trust Company Americas as may be amended from time to time relating to "official" or "certified" checks.

      "Official Check Funded Loan" shall mean an Eligible Asset funded pursuant to the Official Check Disbursement Agreement.

      "Official Check Funding Schedule" shall have the meaning specified in the Official Check Disbursement Agreement.

      "Payment Calculation Date" shall mean the tenth (10th) day of each month.

      "Payment Date" shall mean two (2) Business Days after the Payment Calculation Date.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Periodic Advance Repurchase Payment" has the meaning specified in Section 5(b).

      "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

      "Plan" shall mean an employee benefit or other plan established or maintained by any Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

      "Post-Default Rate" shall mean, in respect of any day a Transaction is outstanding or any other amount under this Agreement or any other Repurchase Document that is not paid when due to Buyer at the stated Repurchase Date or otherwise when due (a "Post-Default Day"), a rate per annum on a 360 day per year basis during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 4% per annum plus the Prime Rate on such Post-Default Day.

      "Price Differential" means, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

      "Pricing Rate" shall mean with respect to any Class of Mortgage Loans and any date of determination a rate per annum equal to the sum of (a) the Eurodollar Rate applicable on such date plus (b) the Pricing Spread for such Class applicable on such date.

      "Pricing Spread" shall mean (a) with respect to each Committed Transaction with respect to any Class of Mortgage Loan, the rate per annum corresponding to such Class as set forth in the table below:

                           Class                  Pricing Spread
            -----------------------------------   --------------

            Conforming Mortgage Loan                0.75%

            Jumbo Mortgage Loan                     0.75%

            Super Jumbo Mortgage Loan               0.75%

            Alt-A First Lien Mortgage Loan          0.85%
            Alt-A Second Lien Mortgage Loan         0.85%
            HELOC                                   0.90%
            Sub-Prime First Lien Mortgage Loan      0.95%
            Sub-Prime Second Lien Mortgage Loan     0.95%
            Wet-Ink Mortgage Loans                  1.00%
            Repurchased Loans                       1.75%

      and (b) with respect to each Uncommitted Transaction, a percentage to be determined by Buyer in its sole discretion; provided, that should a Mortgage Loan qualify for more than one Class as of any date of determination, then the Pricing Spread, subject to clause (b), shall be the Pricing Spread of the Class for which such Mortgage Loan qualifies that produces the greatest Pricing Rate.

      "Prime Rate" shall mean the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

      "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

      "Purchase Agreement" shall mean any purchase agreement by and between Seller and any third party, including without limitation, any Affiliate of Seller, pursuant to which Seller has purchased assets subsequently sold to Buyer hereunder.

      "Purchase Date" shall mean the date on which Purchased Assets are transferred by Seller to Buyer or its designee (including Custodian).

      "Purchase Percentage" shall mean, with respect to each Committed Transaction with respect to any Class of Mortgage Loan, the applicable percentage corresponding to such Class as set forth in the table below:

                                                Purchase
                         Class                 Percentage
            -------------------------------   ------------

            Conforming Mortgage Loan            98%
            Jumbo Mortgage Loan                 98%
            Super Jumbo Mortgage Loan           98%
            Alt-A First Lien Mortgage Loan      98%
            Alt-A Second Lien Mortgage Loan     95%
            Sub-Prime First Lien Mortgage       98%
            Loan
            Sub-Prime Second Lien Mortgage      95%
            Loan
            HELOC                               95%

      provided that with respect to each Uncommitted Transaction, such percentage as is acceptable to Buyer in its sole discretion and set forth in the related Confirmation; provided further that should a Mortgage Loan qualify for more than one Class, then the Purchase Percentage, subject to the preceding proviso, shall be the Purchase Percentage of the Class for which such Mortgage Loan qualifies which produces the lowest percentage.

      "Purchase Price" shall mean on each Purchase Date, the price at which Purchased Assets are transferred by Seller to Buyer or its designee (including Custodian) which shall equal the Asset Value for such Purchased Assets on the Purchase Date.

      "Purchased Assets" shall mean the Mortgage Loans sold by Seller to Buyer in a Transaction.

      "Purchased Items" has the meaning specified in Section 7.

      "Qualified Originator" means an originator of Mortgage Loans acceptable to Buyer in its sole discretion.

      "Regulations T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

      "REIT" shall mean a real estate investment trust, as defined in Section 856(a) of the Code.

      "REIT Distribution Requirement" shall mean distributions reasonably necessary for AHMIC to maintain its REIT Status and not be subject to corporate level tax based on income or to excise tax under Section 4981 of the Code.

      "REIT Status" shall mean, with respect to any Person, such Person's status as a real estate investment trust, as defined in Section 856(a) of the Code, that satisfies the conditions and limitations set forth in Section 856(b) and 856(c) of the Code.

      "REO Property" shall mean real property acquired by Seller, including a Mortgaged Property acquired through foreclosure of a Mortgage Loan or by deed in lieu of such foreclosure.

      "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or a successor provision thereof, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615 or one or more successor provision thereof.

      "Repurchase Date" shall mean the date on which Seller is to repurchase the Purchased Assets from Buyer as specified in the related Confirmation including any date determined by application of the provisions of Sections 3 or 13 which date shall be specified as "open" unless otherwise requested by Seller and agreed by Buyer; provided that in no event shall the Repurchase Date be in excess of 364 days after the Purchase Date. If the Transaction is "open", the Repurchase Date shall be one (1) Business Day after the date upon which either Buyer (in its sole discretion) or the Seller (in its sole discretion) provides to the other written notice of its intention to sell or repurchase, as applicable, the applicable Mortgage Loans; provided that the Repurchase Date (with respect to any Committed Transaction) for a repurchase arising due to the failure of the Seller to satisfy the condition set forth in Section 3(b)(20) shall be no later than 30 days after the date upon which the Buyer provides notice of its intention to terminate this facility; and provided further that the Repurchase Date shall not, in any event, exceed 364 days from the date hereof.

      "Repurchase Documents" shall mean this Agreement, the Custodial and Disbursement Agreement, the Account Agreement, the Check Disbursement Agreement and the Official Check Disbursement Agreement and all other documents or agreements executed connection therewith.

      "Repurchase Obligations" shall have the meaning specified in Section 7(b).

      "Repurchase Price" means the price at which Purchased Assets are to be transferred from Buyer or its designee (including Custodian) to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination decreased by all cash, Income and Periodic Advance Repurchase Payments (including Late Payment Fees, if any) actually received by Buyer pursuant to Sections 5(a) or 5(b), respectively.

      "Repurchased Appraised Value" shall mean the value set forth in an appraisal made no earlier than 30 days prior to the Purchase Date of a Repurchased Mortgage Loan by an appraiser satisfactory to Buyer in its sole discretion, as the value of the Mortgaged Property.

      "Repurchased Mortgage Loan" shall mean an Eligible Asset with a current outstanding principal balance not in excess of $750,000 which is a Conforming Mortgage Loan, a Jumbo Mortgage Loan, an Alt-A First Lien Mortgage Loan or a Sub-Prime First Mortgage Loan but in each case is not a Wet-Ink Mortgage Loan or a Second Lien

      Mortgage Loan, which has previously been sold to a warehouse lender under a gestation or similar facility and is required to be repurchased thereunder by the Seller for which Seller has obtained an appraisal by an appraiser satisfactory to Buyer in its sole discretion not earlier than 30 days prior to the requested Purchase Date for such Mortgage Loan. In no event shall Buyer be required to purchase a "Repurchased Mortgage Loan"
      (a) unless Seller has delivered to Buyer an appraisal meeting the criteria in the preceding sentence, (b) if such Mortgage Loan is the subject of a contested foreclosure, (c) if such Mortgage Loan has an obligor that has filed for bankruptcy relief, or (d) if such Mortgage Loan is the subject of any fraud or suspected fraud on the part of the obligor thereunder.

      "Repurchased Mortgage Loan Sub-Limit" shall mean $4,000,000; provided however, that if the aggregate Purchase Price of all Transactions outstanding hereunder on such date of determination is less than $75,000,000 after giving effect to any requested Transactions, then the Repurchased Mortgage Loan Sub-Limit shall mean 2% of the aggregate Purchase Price of all Transactions outstanding hereunder on such date of determination.

      "Request for Additional Transactions for Excess Margin" shall have the meaning specified in Section 3(q)(1).

      "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Residential Dwelling" shall mean any one of the following: (i) a detached single family dwelling, (ii) a two-to-four family dwelling, (iii) a co-operative unit, (iv) a unit in a condominium project, or (v) a detached single family dwelling in a planned unit development. Mortgaged Properties that consist of the following property types are not Residential
      Dwellings: (a) log homes, (b) earthen homes, (c) underground homes, (d) mobile homes, (e) any dwelling situated on more than ten acres of property and (f) any dwelling situated on a leasehold estate.

      "Responsible Officer" shall mean, as to any Person, the chief executive officer, the chief financial officer, the treasurer or the chief operating officer of such Person.

      "RFC Facility" means the First Amended and Restated Warehousing Credit, Term Loan and Security Agreement, dated as of May 30, 2003, among AHMC, CNI, the Lenders party thereto, Residential Funding Corporation, U.S. Bank National Association and Manufacturers and Traders Trust Company.

      "Second Lien Mortgage Loan" shall mean an Eligible Asset secured by a lien on the Mortgaged Property, which is subject to one prior lien on such Mortgaged Property.

      "Security Agreement" shall mean with respect to any Mortgage Loan, any contract, instrument or other document related to security for repayment thereof (other than the related Mortgage and Mortgage Note), executed by the Mortgagor and/or others in connection with such Mortgage Loan, including without limitation, any security agreement, guaranty, title insurance policy, hazard insurance policy, chattel mortgage, letter of credit or certificate of deposit or other pledged accounts, and any other documents and records relating to any of the foregoing.

      "Seller" shall mean, collectively, AHMC, AHMIC, AHMA, AHMH and CNI, and their respective successors in interest.

      "Seller Asset Schedule" shall have the meaning assigned thereto in the Custodial and Disbursement Agreement.

      "Seller-Related Obligations" shall mean any obligations, representations, warranties and covenants of Seller hereunder and under any other arrangement between Seller or an Affiliate of Seller on the one hand and Buyer or an Affiliate of Buyer on the other hand.

      "Servicer" shall have the meaning specified in Section 24.

      "Servicer Account" shall mean any account established by Servicer in connection with the servicing of the Mortgage Loans.

      "Servicer Notice" shall mean the notice from each Seller Entity to Servicer, substantially in the form of Exhibit VII attached hereto.

      "Servicing Agreement" has the meaning specified in Section 24.

      "Servicing File" means with respect to each Mortgage Loan, the file retained by Seller consisting of originals of all documents in the Mortgage File which are not delivered to a Custodian and copies of all documents in the Mortgage File set forth in Section 2 of the Custodial and Disbursement Agreement.

      "Servicing Records" has the meaning specified in Section 24.

      "Settlement Agent" shall mean, with respect to any Transaction, the entity approved by Buyer, in its sole discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated, to which the proceeds of such Transaction are to be wired pursuant to Section 3.

      "Sub-Limit" shall mean each of the Non-Conforming Sub-Limit, the Sub-Prime Sub-Limit, the Sub-Prime Second Lien Sub-Limit, the Credit Sub-Limit, the Manufactured Housing Sub-Limit, the N/O/O Sub-Limit, the Co-op Sub-Limit, the Fannie Mae Flex 100 Sub-Limit, the Super Jumbo Sub-Limit, the HELOC Sub-Limit and the Repurchased Mortgage Loan Sub-Limit. For purpose of determining a violation of a Sub-Limit hereunder, (1) at no time shall the aggregate of the Asset Value of all Mortgage Loans subject to outstanding transactions hereunder violate any single Sub-Limit and (2) to the extent that there are both Committed Transactions and Uncommitted Transactions outstanding hereunder, at no time shall the aggregate Asset Value of Mortgage Loans subject to (a) a Committed Transaction be in excess of the applicable

      Sub-Limit Percentage or (b) an Uncommitted Transaction be in excess of the applicable Sub-Limit Percentage.

      "Sub-Limit Percentage" shall mean the aggregate Asset Value multiplied by a percentage equal to the percentage of all outstanding Transactions which are Committed Transactions or Uncommitted Transactions, as applicable.

      "Sub-Prime First Mortgage Loan" shall mean an Eligible Asset which is a Sub-Prime Mortgage Loan and a First Lien Mortgage Loan.

      "Sub-Prime Mortgage Loan" shall mean an Eligible Asset which is a Mortgage Loan made to a Mortgagor of less than "A-" credit quality secured by a lien on a single-family Residential Dwelling.

      "Sub-Prime Second Lien Sub-Limit" shall mean $5,000,000.

      "Sub-Prime Second Mortgage Loan" shall mean an Eligible Asset which is a Sub-Prime Mortgage Loan and a Second Lien Mortgage Loan.

      "Sub-Prime Sub-Limit" shall mean $30,000,000.

      "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

      "Super Jumbo Mortgage Loan" shall mean an Eligible Asset which is a Jumbo Mortgage Loan with an outstanding principal balance at origination of greater than or equal to $1,000,000 but less than or equal to $5,000,000.

      "Super Jumbo Sub-Limit" shall mean $30,000,000.

      "Tangible Net Worth" shall mean as to any Person, as of a particular date,

            (a) all amounts which would be included under capital on a balance sheet of such Person at such date, determined in accordance with GAAP, less

            (b) (i) amounts owing to such Person from Affiliates, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or its respective Affiliates, (ii) intangible assets, and (iii) the value of REO Property and Foreclosed Loans.

      "Termination Date" shall mean the date which is 364 days from the date hereof, which date shall be June 1, 2005 or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law, as may be extended pursuant to Section 3(o).

      "Termination Fee" shall mean a fee payable by Seller to Buyer in accordance with Section 20 hereof equal to 0.10% per annum on the Maximum Committed Amount for the period commencing on the date of such termination through and including June 1, 2005.

      "Test Period" shall have the meaning specified in Section 11(m).

      "Total Indebtedness" shall mean with respect to any Person, for any period, the aggregate Indebtedness of such Person during such period less the amount of any nonspecific balance sheet reserves maintained in accordance with GAAP.

      "Transaction" has the meaning specified in Section 1.

      "Transaction Request" means a request from Seller to Buyer, in the form attached as Exhibit I hereto, to enter into a Transaction, which may be delivered via Electronic Transmission.

      "True Sale Certification" shall mean a true sale certification in the form of Exhibit VI attached hereto.

      "Trust Receipt" shall mean a trust receipt issued by Custodian to Buyer confirming Custodian's possession of certain Mortgage Files which are held by Custodian for the benefit of Buyer or the registered holder of such trust receipt.

      "UBS Warburg Facility" means the Amended and Restated Mortgage Loan Purchase Agreement, dated as of February 6, 2004, by and among UBS Real Estate Securities Inc., AHMIC, AHMA, AHMH, AHMC and CNI; the Amended and Restated Mortgage Loan Repurchase Agreement, dated as of February 6, 2004, by and among UBS Real Estate Securities Inc., AHMIC, AHMA, AHMH, AHMC and CNI; the Amended and Restated Mortgage Loan Custodial Agreement, dated as of February 6, 2004, by and among UBS Real Estate Securities Inc., Deutsche Bank National Trust Company, AHMIC, AHMA, AHMH, AHMC and CNI; the Amended and Restated Mortgage Loan Participation Agreement, dated as of February 6, 2004, by and among UBS Real Estate Securities Inc., AHMIC, AHMA, AHMH, AHMC and CNI; and the Amended and Restated Custodial Agreement, dated as of February 6, 2004, by and among UBS Real Estate Securities Inc., Deutsche Bank National Trust Company, AHMIC, AHMA, AHMH, AHMC and CNI, each as may be amended from time to time.

      "Uncommitted Transaction" as defined in the recitals hereto.

      "Underlying Mortgaged Property" shall mean with respect to each Co-op Loan, the underlying real property owned by the related residential cooperative housing corporation.

      "Underwriting Guidelines" shall mean (i) with respect to each Mortgage Loan other than a Conforming Mortgage Loan or a Jumbo Mortgage Loan, the underwriting guidelines delivered by Seller to Buyer on or prior to the Effective Date and as may be modified or supplemented from time to time thereafter as approved by Buyer in its sole discretion attached hereto as
      Exhibit II and (ii) with respect to each Conforming Mortgage Loan and Jumbo Mortgage Loan, the guidelines set forth in the applicable guide published by Fannie Mae, Freddie Mac, the FHA or the VA setting forth the requirements each Mortgage Loan needs to satisfy in order to be eligible for purchase or insurance by Fannie Mae, Freddie Mac, the FHA or the VA, as applicable, or any other set of criteria established by Fannie Mae, Freddie Mac, the FHA or the VA, as applicable, that a Mortgage Loan must satisfy in order to be eligible for purchase or insurance by Fannie Mae, Freddie Mac, the FHA or the VA, as applicable, in each case, except with respect to the outstanding principal balance of a Jumbo Mortgage Loan.

      "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Purchased Items is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

      "VA" shall mean the Veterans Administration, an agency of the United States of America, or any successor thereto including the Administrator of Veterans Affairs.

      "Wet-Ink Mortgage Loan" shall mean an Eligible Asset which is sold to Buyer simultaneously with or one day prior to the origination thereof by Seller, which origination is in accordance with the Underwriting Guidelines and is funded in part or in whole with proceeds of the sale of the Eligible Asset to Buyer advanced directly to a Settlement Agent or with respect to a Check Funded Loan, pursuant to the Custodial and Disbursement Agreement and Check Disbursement Agreement or Official Check Disbursement Agreement, as applicable.

      "Wet-Ink Sub-Limit" shall mean with respect to (i) all Committed Transactions on any of the first five (5) Business Days and the last three
      (3) Business Days of each calendar month $100,000,000 and at all other times, $80,000,000 and (ii) Uncommitted Transactions on any of the first five (5) Business Days and the last three (3) Business Days of each calendar month $175,000,000 and at all other times $150,000,000.

3.    INITIATION; TERMINATION

(a) Conditions Precedent to Effective Date. It is a condition precedent to the Effective Date hereof, and Buyer's obligations hereunder are subject to the satisfaction of the condition precedent that Buyer shall have received from Seller any fees and expenses payable hereunder, and all of the following documents, each of which shall be satisfactory in form and substance to Buyer and its counsel:

      (1)   The following Repurchase Documents delivered to Buyer:

                        (A) Master Repurchase Agreement. This Second Amended and
                  Restated Master Repurchase Agreement duly completed and executed by the parties thereto. In addition, Seller shall have taken such other action as Buyer shall have requested in order to perfect the security interests created pursuant to this Agreement, including filing of UCC financing statements in form and substance satisfactory to Buyer;

                        (B) Custodial and Disbursement Agreement. The Second
                  Amended and Restated Custodial and Disbursement Agreement, duly executed and delivered by each party thereto. In addition, Seller shall have taken such other action as Buyer shall have requested in order to transfer the Purchased Assets pursuant to this Agreement;

                        (C) Check Disbursement Agreement. The Amended and
                  Restated Check Disbursement Agreement, duly executed and delivered by each party thereto.

                        (D) Official Check Disbursement Agreement. The Amended
                  and Restated Official Check Disbursement Agreement duly executed and delivered by each party thereto.

                        (E) Consents and Waivers. Any and all consents and
                  waivers required under the Existing Financing Facilities; and

                        (F) UCC Financing Statements. UCC Financing Statements
                  naming each Seller Entity as Debtor and Buyer as Secured Party and describing the Purchased Items.

      (2) Opinions of Counsel. An opinion or opinions of outside counsel to each Seller Entity, substantially in the form of Exhibit III;

      (3) Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of each Seller Entity and of all corporate or other authority for each Seller Entity with respect to the execution, delivery and performance of the Repurchase Documents and each other document to be delivered by each Seller Entity from time to time in connection herewith (and Buyer may conclusively rely on such certificate until it receives notice in writing from such Seller Entity, as applicable to the contrary);

      (4) Underwriting Guidelines. A copy of Seller's current Underwriting Guidelines, and any material changes to the Underwriting Guidelines made since the Underwriting Guidelines were last delivered to Buyer;

      (5) Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer; and

      (6)   Commitment Fee. Seller shall have paid to Buyer the Commitment Fee.

(b) Conditions Precedent to all Transactions. Buyer's obligation to enter into each Committed Transaction (including the initial Transaction) and, in the event Buyer chooses, in its sole discretion, to enter into an Uncommitted Transaction pursuant to Section 3(c) below, Buyer's obligation to enter into each Uncommitted Transaction, is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:

      (1) Seller shall have delivered a Transaction Request via Electronic Transmission in accordance with the procedures set forth in Section 3(c).

      (2) no Default or Event of Default shall have occurred and be continuing under the Repurchase Documents;

      (3) after giving effect to the requested Transaction, the aggregate outstanding Purchase Price of the Transactions outstanding shall not exceed the Maximum Amount;

      (4) both immediately prior to the requested Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Section 10, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

      (5) after giving effect to the requested Transaction, the aggregate outstanding Purchase Price of the Transactions outstanding shall not exceed the Asset Value of all the Purchased Assets subject to outstanding Transactions;

      (6) subject to Buyer's right to perform one or more Due Diligence Reviews pursuant to Section 26, Buyer shall have completed its due diligence review of the Mortgage File for each Purchased Asset, and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Purchased Asset as Buyer in its sole discretion deems appropriate to review and such review shall be satisfactory to Buyer in its sole discretion;

      (7) with respect to any Eligible Asset to be purchased hereunder on the related Purchase Date which is not serviced by the Seller, Seller shall have provided to Buyer a copy of the related Servicing Agreement, certified as a true, correct and complete copy of the original, together with a Servicer Notice, fully executed by Seller and the Servicer;

      (8) Buyer shall have received all fees and expenses of counsel to Buyer as contemplated by Section 14(b) and, to the extent Seller is required hereunder to reimburse Buyer for such amounts, Buyer shall have received the reasonable costs and expenses incurred by it in connection with the entering into of any

            Transaction hereunder, including, without limitation, costs associated with due diligence recording or other administrative expenses necessary or incidental to the execution of any Transaction hereunder, which amounts, at Buyer's option, may be withheld from the sale proceeds of any Transaction hereunder;

(9) Buyer shall have approved, in its sole discretion, all exceptions to the Underwriting Guidelines;

(10)        none of the following shall have occurred and/or be continuing:

                        (A) an event or events shall have occurred in the good
                  faith determination of Buyer resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Assets through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

                        (B) an event or events shall have occurred resulting in
                  the effective absence of a "securities market" for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

                        (C) there shall have occurred a material adverse change
                  in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement;

      (11) with respect to each Eligible Asset that is not a Wet-Ink Mortgage Loan, Buyer shall have received from Custodian on each Purchase Date an Asset Schedule and Exception Report, dated the Purchase Date, duly completed and with exceptions acceptable to Buyer in its sole discretion in respect of Eligible Assets to be purchased hereunder on such Business Day;

      (12) Buyer shall have received from Seller a Warehouse Lender's Release Letter substantially in the form attached to the Custodial and Disbursement Agreement (or such other form acceptable to Buyer) or a Seller's Release Letter substantially in the form attached to the Custodial and Disbursement Agreement (or such other form acceptable to Buyer) covering each Eligible Asset to be sold to Buyer;

      (13) prior to the purchase of any Mortgage Loan acquired (by purchase or otherwise) by Seller from any third party, including without limitation, any Affiliate of Seller, Buyer shall have received a True Sale Certification;

      (14) Buyer shall not have determined that the introduction of, or a change in, any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions;

      (15) the Repurchase Date for such Transaction is not later than the Termination Date;

      (16) after giving effect to the requested Committed Transaction, the aggregate amount of outstanding Committed Transactions shall not have Purchase Prices in excess of the Maximum Committed Amount;

      (17) after giving effect to the requested Uncommitted Transaction, the aggregate amount of outstanding Uncommitted Transactions shall not have Purchase Prices in excess of the Maximum Uncommitted Amount;

      (18) to the extent there are any MERS Designated Mortgage Loans, Buyer shall have received from Seller a copy of a fully executed Electronic Tracking Agreement;

      (19) Buyer shall have received from Seller, with respect to MERS Designated Mortgage Loans, a MERS Report reflecting Seller as Investor and no Person named in the Interim Funder field for each such MERS Designated Mortgage Loan;

      (20) immediately prior to the requested Transaction and also after giving effect thereto and to the intended use of the proceeds thereof, the Tangible Net Worth of AHMIC and its consolidated Subsidiaries shall be at least $500,000,000; provided, however, that in no event shall the Seller's failure to meet such Tangible Net Worth test result in any Non-Use Fee or Termination Fee to the Seller hereunder; and

      (21) immediately prior to the requested Transaction and also after giving effect thereto and to the intended use of the proceeds thereof, Seller shall not permit, for any period of three (3) consecutive calendar months, Net Income of AHMIC and its consolidated Subsidiaries for such period determined on a monthly basis, before income taxes for such period and distributions made during such period, to be less than $1.00.

      With respect to any failure of condition precedent to any Transaction resulting from the failure of Buyer to approve any replacement facility to the Existing Facilities, in no event shall such failure result in any Non-Use Fee or Termination Fee to the Seller hereunder.

      Each Transaction Request delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in this Section 3(b) have been satisfied (both as of the date of such notice or request and as of the date of such purchase) and shall be deemed to be a request for a Committed Transaction; provided that after giving effect to the requested Committed Transaction, the aggregate amount of outstanding Committed Transactions shall not have Purchase Prices in excess of the Maximum Committed Amount, in which case such request shall be deemed a request for an Uncommitted Transaction.

(c) This Agreement is not a commitment by Buyer to enter into Uncommitted Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Uncommitted Transactions with Seller. Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Uncommitted Transaction pursuant to this Agreement. Seller shall request a Transaction by delivering to Custodian, Disbursement Agent and Buyer via Electronic Transmission a request in the form of
      Exhibit I attached hereto (a "Transaction Request") in accordance with the timeframe set forth in Section 3(a) of the Custodial and Disbursement Agreement. Such Transaction Request shall describe the Purchased Assets in a Seller Asset Schedule and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date,
      (iv) the Pricing Rate applicable to the Transaction, (v) the applicable Purchase Percentages, (vi) the applicable Class or Classes for each Mortgage Loan for which Seller is requesting the Transaction and
      (vii) additional terms or conditions not inconsistent with this Agreement.

      With respect to any request for an Uncommitted Transaction, unless otherwise agreed in writing, upon receipt of the Transaction Request, Buyer may, in its sole discretion, agree to enter into that portion of the requested Transaction representing a request for an Uncommitted Transaction, and such agreement shall be evidenced by a Confirmation to be delivered to Seller on the Purchase Date as described below.

      On each Purchase Date, Buyer shall forward to Seller a confirmation (a "Confirmation") by Electronic Transmission setting forth with respect to each Transaction funded on such date, (1) the mortgage loan number, (2) the Purchase Price for such Purchased Assets, (3) the Market Value of the related Mortgage Loans as of the date of such Confirmation, (4) the outstanding principal amount of the related Mortgage Loans, (5) the Repurchase Date, (6) the Pricing Rate and (7) the Class designations of such Purchased Assets. Buyer shall forward to Seller a revised Confirmation by Electronic Transmission notifying Seller as to any changes made by Buyer in the Pricing Spread, Purchase Percentage or Reduction Amount pursuant to the terms hereof.

      On each date that all the documents set forth in Section 2(a)(i) of the Custodial and Disbursement Agreement are received by the Custodian with respect to any Wet-Ink Mortgage Loan, and Custodian delivers to Buyer a Trust Receipt attaching an Asset Schedule and Exception Report with respect to such Eligible Assets, Buyer shall forward to Seller a new Confirmation by Electronic Transmission setting forth the following information, updated to reflect the revised Pricing Rate, and, if applicable, Market Value as a result of the conversion of such Mortgage Loan, (1) the mortgage loan number, (2) the Purchase Price for such Purchased Assets, (3) the Market Value of the related Mortgage Loans, (4) the outstanding principal amount of the related Mortgage Loans, (5) the Repurchase Date, (6) the Pricing Rate and (7) the Class designations of such Purchased Assets.

      In the event Seller disagrees with any terms of the Confirmation, Seller shall notify Buyer in writing of such disagreement within one (1) Business Day after receipt of such Confirmation unless a corrected Confirmation is sent by Buyer. An objection sent by Seller must state specifically that it is an objection, must specify the provision(s) being objected to by Seller, must set forth such provision(s) in the manner that Seller believes they should be stated, and must be received by Buyer no more than one (1) Business Day after the Confirmation was received by Seller.

(d) Any Confirmation by Buyer shall be deemed to have been received by Seller on the date actually received by Seller.

(e) Except as set forth in Section 3(c), each Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, and Seller's acceptance of the related proceeds shall constitute Seller's agreement to the terms of such Confirmation. It is the intention of the parties that each Confirmation shall not be separate from this Agreement but shall be made a part of this Agreement.

(f) On the Repurchase Date, termination of a Transaction will be effected by transfer to Seller or its designee of the Purchased Assets (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to
      Section 5) which amount shall be netted against the simultaneous receipt of the Repurchase Price by Buyer. To the extent a net amount is owed to one party, the other party shall pay such amount to such party. Seller is obligated to obtain the Mortgage Files from Buyer or its designee (including Custodian) at Seller's expense on the Repurchase Date. Any payment made by Seller to repurchase Purchased Assets shall be first applied to repurchase Purchased Assets under Uncommitted Transactions until all outstanding Uncommitted Transactions have been terminated; it being understood that it is the intention of the parties hereto that at no time shall there be any outstanding Uncommitted Transactions when the aggregate amount of the Purchase Price with respect to all outstanding Committed Transactions is less than the Maximum Committed Amount.

(g) Subject to the terms and conditions of this Agreement, during the term of this Agreement Seller may sell to Buyer, repurchase from Buyer Eligible Assets hereunder and resell to Buyer Repurchased Mortgage Loans that are Eligible Assets hereunder.

(h) In no event shall a Transaction be entered into when any Default or Event of Default has occurred and is continuing or when the Repurchase Date for such Transaction would be later than the Termination Date.

(i) With respect to each Eligible Asset that is not a Wet-Ink Mortgage Loan, Seller shall deliver to Custodian the Mortgage File pertaining to each Eligible Asset to be purchased by Buyer no later than the time set forth in the Custodial and Disbursement Agreement.

(j)   With respect to each Eligible Asset that is not a Wet-Ink Mortgage
      Loan, pursuant to the Custodial and Disbursement Agreement, Custodian shall deliver to Buyer and Seller an Asset Schedule and Exception
      Report with respect to the Eligible Assets which Seller has requested Buyer purchase on such Purchase Date, and no later than 5 p.m., New
      York City time, on each Purchase Date, Custodian shall deliver to Buyer a Trust Receipt in respect of all such Eligible Assets purchased by Buyer on such Purchase Date. Subject to the provisions of this Section 3 and Section 11 of the Custodial and Disbursement Agreement, the Purchase Price for each Eligible Asset that is not a Wet-Ink Mortgage Loan will be made available to Seller by Disbursement Agent transferring, the aggregate amount of such Purchase Price in accordance with the Custodial and Disbursement Agreement.

(k) With respect to each Eligible Asset that is a Wet-Ink Mortgage Loan, Seller shall cause the Settlement Agent to send the Custodian a facsimile of the associated Escrow Instruction Letter on each Purchase Date. Subject to the provisions of this Section 3 and Section 11 of the Custodial and Disbursement Agreement, the Purchase Price for each Eligible Asset which is a Wet-Ink Mortgage Loan will then be made available to Seller by Disbursement Agent transferring the aggregate amount of such Purchase Price in accordance with the Custodial and Disbursement Agreement. Seller shall deliver the Mortgage File related thereto and the original Escrow Instruction Letter to Custodian, for receipt by Custodian no later than ten (10) Business Days following the Purchase Date

(l) Seller may repurchase Purchased Assets without penalty or premium, but subject to the last sentence of this Section 3(l), on any date. The Repurchase Price payable for the repurchase of any such Purchased Asset shall be reduced as provided in Section 5(d). If Seller intends to make such a repurchase, Seller shall give one (1) Business Day's prior written notice thereof to Buyer, designating the Purchased Assets to be repurchased. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied to the Repurchase Price for the designated Purchased Assets. The amount of the original Purchase Price of the Purchased Assets thus repurchased shall be available for subsequent Transactions subject to the terms of this Agreement. If any Purchased Asset is repurchased on any date other than the Repurchase Date for such Transaction, Seller shall pay to Buyer any amount determined by Buyer, in its sole discretion, as necessary to compensate Buyer for any additional losses, costs or expenses which it may reasonably incur as a result of such repurchase, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Buyer to fund or maintain such Transaction.

(m) Seller agrees to pay to Buyer on the first Business Day following the 6 month anniversary of the Effective Date and every 6 month anniversary thereafter, a non-use fee (the "Non-Use Fee"), equal to 10 basis points (0.10%) per annum on the average daily amount of the unutilized portion of the Maximum Committed Amount during the immediately ended 6-month period for which such payment is made, if the average daily amount of unutilized portion of the Maximum Committed Amount is in excess of 50% of the Maximum Committed Amount, such payment to be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the account set forth in Section 8(a) hereof. Notwithstanding the foregoing, Seller will not be obligated to pay a Non-Use Fee in connection with the failure to satisfy the condition set forth in Section 3(b)(20) or 3(b)(21).

(n) On any day on which the Margin Base exceeds the aggregate outstanding Purchase Price of all Transactions, so long as no Default or Event of Default has occurred and is continuing:

      (1) Seller may prepare a Request for Additional Transactions for Excess Margin in the form of Exhibit VIII attached hereto ("Request for Additional Transactions for Excess Margin"), (A) specifying (i) the increase in Purchase Price for all outstanding Transactions and the requested Purchase Date, (ii) the Excess Margin with respect to all outstanding Transactions before giving effect to the requested Transaction, (iii) the remaining Excess Margin after giving effect to the requested Transaction, and (iv) the aggregate outstanding Purchase Price of the Transactions after giving effect to the requested Transaction, and (B) including a certification that, upon the consummation of the additional Transactions, the Margin Base will be equal to or greater than the aggregate outstanding Purchase Price of all Transactions, and the excess of the Margin Base over the aggregate outstanding Purchase Price, after giving effect to the Transaction, shall be the "Excess Margin".

      (2) Seller shall transmit via Electronic Transmission the Request for Additional Transactions for Excess Margin to Disbursement Agent and Buyer prior to 12:00 noon, New York City time, on the requested Purchase Date. Upon confirming that the Request for Additional Transactions for Excess Margin correctly reflects the information set forth in Section 3(n)(1) and that, after giving effect to the requested Transaction, the amount of the Margin Base would be equal to or greater than the aggregate outstanding Purchase Prices of all Transactions, Buyer shall cause Disbursement Agent to remit the additional Purchase Price in the amount set forth in such Request for Additional Transactions for Excess Margin and send a revised Confirmation with respect to such Purchased Assets. In the event that Buyer's assessment of the Margin Base would alter the information set forth in any Request for Additional Transactions for Excess Margin, Buyer shall promptly notify Seller in writing of such assessment.

      (3) Buyer shall not be obligated to remit or cause Disbursement Agent to remit the additional Purchase Price requested pursuant to a Request for Additional Transactions for Excess Margin which (i) Buyer reasonably determines is based on erroneous information or would result in a Transaction other than in accordance with the terms of this Agreement, or (ii) does not reflect Buyer's current determination of Market Value as provided in the definition thereof.

(o) At the request of Seller made at least 90 days, but in no event earlier than 360 days, prior to the then current Termination Date, Buyer may in its sole discretion extend the Termination Date for a period of 364 additional days or such other period to be determined by Buyer in its sole discretion by giving written notice of such extension to Seller no later than sixty (60) days after Buyer's receipt of Seller's request. Any failure by Buyer to deliver such notice of extension shall be deemed to be Buyer's determination not to extend the then current Termination Date.

4.    MARGIN AMOUNT MAINTENANCE

(a) If at any time the Margin Base is less than the aggregate Purchase Price for all outstanding Transactions (a "Margin Deficit"), then Buyer may by notice to Seller (as such notice is more particularly set forth below, a "Margin Deficit Notice") require Seller to transfer to Buyer or its designee (including Custodian) cash to be applied to reduce the Purchase Price with respect to all outstanding Transactions such that the aggregate Asset Value of the Purchased Assets will thereupon equal or exceed the aggregate Purchase Price for all outstanding Transactions. If Buyer delivers a Margin Deficit Notice to Seller on or prior to 10 a.m., New York City time, on any Business Day, then Seller shall transfer such cash to Buyer no later than 5 p.m. New York City time, on such Business Day. In the event Buyer delivers a Margin Deficit Notice to Seller after 10 a.m., New York City time, on any Business Day, Seller shall be required to transfer such cash no later than 5 p.m., New York City time, on the subsequent Business Day. All cash transferred to Buyer pursuant to this Section 4(a) shall be deposited in the account set forth in Section 8(a) hereof and shall be deemed to reduce the aggregate Purchase Price with respect to all outstanding Transactions.

(b) Buyer's election, in its sole and absolute discretion, not to deliver a Margin Deficit Notice at any time there is a Margin Deficit shall not in any way limit or impair its right to deliver a Margin Deficit Notice at any time a Margin Deficit exists.

5.    INCOME PAYMENTS

(a) Where a particular Transaction's term extends over an Income payment date on the Purchased Assets subject to that Transaction such Income shall be the property of Buyer. Buyer agrees that until a Default or an Event of Default has occurred and Buyer otherwise directs as contemplated in each Servicer Notice, each Servicer that is not Seller shall be permitted to continue to remit Income in accordance with the respective Servicing Agreement. In the event that Seller is the Servicer of any Mortgage Loans, Buyer agrees that until a Default or an Event of Default has occurred, Seller shall be permitted to continue to remit or retain Income with respect to such Mortgage Loans in accordance with its current existing business practice. Upon notice of a Default or an Event of Default to Seller hereunder or to Servicer pursuant to a Servicer Notice, Seller shall, and pursuant to the Servicer Notice, Servicer shall be required to, deposit promptly all Income in a deposit account (the title of which shall indicate that the funds therein are being held in trust for Buyer) (the "Collection Account") with the Bank and which is subject to the Account Agreement. All funds in the Collection Account may be withdrawn by Buyer and applied as determined by Buyer. Seller may not give any instruction with respect to the Collection Account after a Default or an Event of Default.

(b) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets, Seller shall pay to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) of each Transaction through but not including the Payment Calculation Date (each such payment, a "Periodic

      Advance Repurchase Payment") on each Payment Date. Buyer shall deliver to Seller, via Electronic Transmission, notice of the required Periodic Advance Repurchase Payment on or prior to the second Business Day preceding each Payment Date. If Seller fails to make all or part of the Periodic Advance Repurchase Payment by 5:00 p.m., New York City time, on the Payment Date, Seller shall be obligated to pay to Buyer (in addition to, and together with, the Periodic Advance Repurchase Payment) interest on the unpaid amount of the Periodic Advance Repurchase Payment at a rate per annum equal to the Post-Default Rate (the "Late Payment Fee") until the overdue Periodic Advance Repurchase Payment is received in full by Buyer.

(c) Seller shall hold or cause to be held for the benefit of, and in trust for, Buyer all income, including without limitation all Income received by or on behalf of Seller with respect to such Purchased Assets. All such Income shall be held in trust for Buyer, shall constitute the property of Buyer and shall not be commingled with other property of Seller, any affiliate of Seller or the applicable Servicer except as expressly permitted above in this Section 5. Funds deposited in the Collection Account during any month shall be held therein, in trust for Buyer.

(d) Buyer shall offset against the Repurchase Price of each such Transaction all Income and Periodic Advance Repurchase Payments actually received by Buyer for such Transaction pursuant to Sections 5(a) and 5(b) as of the applicable Repurchase Date, respectively, excluding any Late Payment Fees paid pursuant to
      Section 5(b); it being understood that the Late Payment Fees are properties of Buyer that are not subject to offset against the Repurchase Price.

      6. REQUIREMENTS OF LAW

(a) If any Requirement of Law (other than with respect to any amendment made to Buyer's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

      (1) shall subject Buyer to any tax of any kind whatsoever with respect to this Agreement or any Transaction (excluding net income taxes) or change the basis of taxation of payments to Buyer in respect thereof;

      (2) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the Eurodollar Rate hereunder;

      (3)   shall impose on Buyer any other condition;

            and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable.

(b) If Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to Buyer's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer's or such corporation's capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer's or such corporation's policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction.

(c) Any payments made by Seller to Buyer shall be free and clear of, and without deduction or withholding for, any taxes; provided, however, that if Seller shall be required by law to deduct or withhold any taxes from any sums payable to Buyer, then Seller shall (A) make such deductions or withholdings and pay such amounts to the relevant authority in accordance with applicable law, (B) pay to Buyer the sum that would have been payable had such deduction or withholding not been made, and (C) at the time the Price Differential is paid, pay to Buyer all additional amounts as specified by Buyer to preserve the after-tax yield Buyer would have been received had such tax not been imposed.

(d) If Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 6(d) submitted by Buyer to Seller shall be conclusive in the absence of manifest error.

7.    SECURITY INTEREST

(a) Each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Purchased Items": all Mortgage Loans, all rights under each Purchase Agreement (but not the obligations thereunder), all Interest Rate Protection Agreements, all Mortgage Files, including without limitation all promissory notes, all Servicing Records relating to the Mortgage Loans, all Servicing
      Agreements relating to the Mortgage Loans and any other collateral pledged hereunder or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto, all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan, all servicing fees to which such Seller is entitled and servicing and other rights relating to the Mortgage Loans, all Servicer Accounts established pursuant to any Servicing Agreement and all amounts on deposit therein, from time to time, all Purchase Agreements or other agreements or contracts relating to, constituting, or otherwise governing, any or all of the foregoing to the extent they relate to the Purchased Assets including the right to receive principal and interest payments with respect to the Purchased Assets and the right to enforce such payments, the Collection Account and all monies from time to time on deposit in the Collection Account, the DDA Account and all monies from time to time on deposit in the DDA Account, the Check Disbursement Account and all monies from time to time on deposit in the Check Disbursement Account, all "general intangibles", "accounts", "chattel paper", "deposit accounts" and "investment property" as defined in the Uniform Commercial Code as in effect from time to time relating to or constituting any and all of the foregoing, and any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

(b) Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer's rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller's obligations to Buyer hereunder and the Transactions entered into hereunder ("Repurchase Obligations") and the Seller-Related Obligations, each Seller Entity hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Purchased Items and the Purchased Assets to Buyer to secure the Repurchase Obligations and the Seller-Related Obligations, including without limitation the repayment of all amounts owing to Buyer hereunder. The assignment, pledge and grant of security interest contained herein shall be, and each Seller Entity hereby represents and warrants to Buyer that it is, a first priority perfected security interest. Each Seller Entity agrees to mark its computer records and tapes to evidence the interests granted to Buyer hereunder. All Purchased Items shall secure the payment of all obligations of Seller now or hereafter existing under this Agreement, including, without limitation, Seller's obligation to repurchase Purchased Assets, or if such obligation is so recharacterized as a loan, to repay such loan, for the Repurchase Price and to pay any and all other amounts owing to Buyer hereunder.

(c) Pursuant to the Custodial and Disbursement Agreement, Custodian shall hold the Mortgage Files as exclusive bailee and agent for Buyer pursuant to the terms of the Custodial and Disbursement Agreement and shall deliver to Buyer Trust Receipts each to the effect that Custodian has reviewed such Mortgage Files in the manner and to the extent required by the Custodial and Disbursement Agreement and identifying any deficiencies in such Mortgage Files as so reviewed.

8.    PAYMENT, TRANSFER AND CUSTODY

(a) Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer; Account No. GLA 111569, account name SER, Bank of New York, ABA No. 021000018, Attn: Eric
      Seyffer, not later than 3 p.m., New York City time, on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Seller acknowledges that it has no rights of withdrawal from the foregoing account.

(b) On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to Buyer or its designee (including Custodian) against the simultaneous transfer of the Purchase Price as set forth in Section 11 of the Custodial and Disbursement Agreement not later than 6 p.m., New York City time, simultaneously with the delivery to Custodian of the Purchased Assets relating to each Transaction. Seller hereby sells, transfers, conveys and assigns to Buyer or its designee (including Custodian) without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Assets together with all right, title and interest in and to the proceeds of any related Purchased Items.

(c) In connection with such sale, transfer, conveyance and assignment, on or prior to each Purchase Date, Seller shall deliver or cause to be delivered and released to Buyer or its designee (including Custodian) (i) the Custodial Identification Certificate and (ii) the documents identified in the Custodial and Disbursement Agreement.

(d) Any Mortgage Files not delivered to Buyer or its designee (including Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Mortgage File and the originals of the Mortgage File not delivered to Buyer or its designee (including Custodian). The possession of the Mortgage File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only. Each Mortgage File retained or held by Seller or its designee shall be segregated on Seller's books and records from the other assets of Seller or its designee and the books and records of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Buyer. Seller or its designee shall release its custody of the Mortgage File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets or is in connection with a repurchase of any Purchased Asset by Seller.

9.    HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

      Title to all Purchased Assets and Purchased Items shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets and Purchased Items. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets and Purchased Items or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets and Purchased Items, all on terms that Buyer may determine in its sole discretion. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets and Purchased Items delivered to Buyer by Seller.

10.   SELLER REPRESENTATIONS

      Each of the Seller Entities, jointly and severally, represents and warrants to Buyer that as of the Purchase Date for the purchase of any Purchased Assets by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Repurchase Documents and any Transaction hereunder is in full force and effect:

(a) Acting as Principal. Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal);

(b) Solvency. Neither the Repurchase Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller's creditors. The transfer of the Mortgage Loans subject hereto and the obligation to repurchase such Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors. None of the Seller Entities is insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereof and the transfer and sale of the Mortgage Loans pursuant hereto and the obligation to repurchase such Mortgage Loan (i) will not cause any Seller Entity to become insolvent,
      (ii) will not result in any Seller Entity having unreasonably small capital, and (iii) will not result in debts that would be beyond Seller's ability to pay as the same mature. Seller received reasonably equivalent value in exchange for the transfer and sale of the Purchased Assets and Purchased Items subject hereto;

(c) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer and Milestone Merchant Partners, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement;

(d) Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Repurchase Documents;

(e) No Defaults. No Default or Event of Default has occurred and is continuing hereunder;

(f)   Legal Name; Existence; Organizational Identification Number. Each
      Seller Entity's exact legal name is, and for the immediately preceding four months has been, American Home Mortgage Corp., American Home
      Mortgage Investment Corp., American Home Mortgage Acceptance, Inc., American Home Mortgage Holdings, Inc. or Columbia National,
      Incorporated, as applicable, or such other legal name with respect to a Seller Entity or Entities as may be provided to Buyer by such Seller Entity or Entities from time to time by not less than ten (10) days prior written notice to Buyer. Seller shall cooperate with Buyer in filing amendments to financing statements in connection with any such name changes. Each Seller Entity (i) is, and for the immediately preceding twelve months (or, if such Seller Entity was formed within the preceding twelve months, since the date of its formation) has been, a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and
      (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify could not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect. The jurisdiction of incorporation and the corresponding organizational identification number for each Seller Entity are as set forth on Schedule 2 attached hereto.

(g)   Financial Condition. Seller has heretofore furnished to Buyer a copy of
      (a) AHMIC's consolidated balance sheet and the consolidated balance sheets of AHMIC's consolidated Subsidiaries for the fiscal year ended December 31, 2003, and the related AHMIC consolidated statements of income and retained earnings and of cash flows for AHMIC and AHMIC's consolidated Subsidiaries for such fiscal year, each audited by and with the unqualified opinion thereon of Deloitte and Touche LLP and
      (b) AHMIC's consolidated balance sheet and the consolidated balance sheets of AHMIC's consolidated Subsidiaries for the quarterly fiscal periods of AHMIC ended March 31, 2004 and the related consolidated statements of income and retained earnings and of cash flows for AHMIC and AHMIC's consolidated Subsidiaries for each such quarterly fiscal period, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial position of AHMIC and AHMIC's Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since March 31, 2004, there has been no material adverse change in the consolidated business, operations or financial condition of AHMIC and AHMIC's consolidated Subsidiaries taken as a whole from that set forth in said financial statements.

(h) Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting any Seller Entity or any of its respective Subsidiaries or affecting any of the Property of any of them before any Governmental Authority which
      (i) questions or challenges the validity or enforceability of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $1,500,000, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect.

(i) No Breach. Neither (a) the execution and delivery of the Repurchase Documents nor (b) the consummation of the transactions therein contemplated to be entered into by Seller, in compliance with the terms and provisions thereof will conflict with or result in a breach of the organizational documents of any Seller Entity or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any Servicing Agreement or other material agreement or instrument to which any Seller Entity or any of its respective Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to the Repurchase Documents) upon any Property of any Seller Entity or any of its respective Subsidiaries pursuant to the terms of any such agreement or instrument.

(j) Action. Each Seller Entity has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Repurchase Documents to which it is a party; the execution, delivery and performance by it of each of the Repurchase Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part; and each Repurchase Document to which it is a party has been duly and validly executed and delivered by it, and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms.

(k) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by any Seller Entity of the Repurchase Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Repurchase Documents.

(l) Margin Regulations. Neither any Transaction hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X.

(m) Taxes. Each Seller Entity and its respective Subsidiaries have timely filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by it or any of its Subsidiaries, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of each Seller Entity and its respective Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller, adequate.

(n) Real Estate Investment Trust. AHMIC has not engaged in any material "prohibited transactions" as defined in Section 857(b)(6)(B)(iii) and
      (C) of the Code. AHMIC for its current "tax year" (as defined in the Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction in accordance with the provisions of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it has claimed or will claim a deduction in its Form 1120-REIT filed or to be filed with the United States Internal Revenue Service for such year.

(o) Investment Company Act. None of the Seller Entities nor any of their respective Subsidiaries is an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

(p)   Purchased Assets.

      (1) No Seller Entity has assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan to any other Person, and immediately prior to the sale of such Mortgage Loan to Buyer, the respective Seller Entity was the sole owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder. No Mortgage Loan sold to Buyer hereunder was acquired (by purchase or otherwise) by a Seller Entity from an Affiliate of such Seller Entity unless a True Sale Certification has been delivered to Buyer or such Affiliate is a Seller Entity.

      (2) The provisions of this Agreement are effective to either constitute a sale of Purchased Items to Buyer or to create in favor of Buyer a valid and fully perfected first priority security interest in all right, title and interest of Seller in, to and under the Purchased Items.

      (3) Upon receipt by Custodian of each Mortgage Note, endorsed in blank by a duly authorized officer of Seller, either a purchase shall have been completed by Buyer of each Mortgage Note or Buyer shall have a valid and fully perfected first priority security interest in the applicable Mortgage Note and in such Seller Entity's interest in the related Mortgaged Property.

      (4) Upon the filing of financing statements on Form UCC-1 naming Buyer as "Secured Party", Seller as "Debtor" and describing the Purchased Items, in the jurisdictions and recording offices listed on Exhibit IV attached hereto, the security interests granted hereunder in the Purchased Items will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of each Seller Entity in, to and under such Purchased Items, which can be perfected by filing under the Uniform Commercial Code.

      (5) Upon execution and delivery of the Account Agreement, Buyer shall either be the owner of, or have a valid and fully perfected first priority security interest in, the investment property and all deposit accounts comprising Purchased Items.

      (6) With respect to each Purchased Asset, each of the representations and warranties on Schedule 1 is true and correct.

(q) Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records related to the Purchased Items is its chief executive office.

(r)   [Reserved].

(s) Existing Financing Facilities. All credit facilities of each Seller Entity listed under the definition of "Existing Financing Facilities" are presently in effect. No defaults or events of default exist under any of the Existing Financing Facilities. The financial covenants hereunder are at least equal to those the applicable Seller Entity makes under each of the

      Existing Financing Facilities. Seller shall give Buyer prior notification if any amendment to any financial covenant in any Existing Financing Facility increases the obligations or requirements of Seller thereunder, and such changed financial covenant shall, with no further action of Seller or Buyer, automatically become a part hereof and be incorporated herein upon the effectiveness of such amendment in the other Existing Financing Facility.

(t) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Repurchase Documents or included herein or therein or delivered pursuant hereto or thereto (other than with respect to the Mortgage Loans), when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with this Agreement and the other Repurchase Documents and the transactions contemplated hereby (other than with respect to the Mortgage Loans) and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of Seller, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Repurchase Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(u) ERISA. Each Plan to which each Seller Entity or any of its respective Subsidiaries makes direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which Seller would be under an obligation to furnish a report to Buyer under Section 11(a)(4).

(v)   Servicing. CNI is the servicer of each Mortgage Loan.

(w) No Reliance. Each Seller Entity has made its own independent decisions to enter into the Repurchase Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(x) Compliance with Anti-Money Laundering Laws. Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

(y) Other Security Agreements. Seller has not become bound under Section 9-203(d) of the UCC by a Security Agreement previously entered into by another Person.

11.   COVENANTS OF SELLER

      On and as of the date of this Agreement and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, each of the Seller Entities, jointly and severally, covenants that it will:

(a)   Financial Statements. Seller shall deliver to Buyer:

      (1) as soon as available and in any event within forty-five (45) calendar days after the end of each calendar month, the unaudited consolidated balance sheets of American Home Mortgage Investment Corp. ("AHMIC") and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for AHMIC and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of AHMIC, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of AHMIC and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

      (2) as soon as available and in any event within ninety (90) days after the end of each fiscal year of AHMIC, the consolidated balance sheets of AHMIC and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for AHMIC and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of AHMIC and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default;

      (3) from time to time such other information regarding the financial condition, operations, or business of Seller as Buyer may reasonably request; and

      (4) as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of Seller knows, or with respect to any Plan or Multiemployer Plan to which AHMIC or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of AHMIC setting forth details respecting such event or condition and the action, if any, that AHMIC or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by AHMIC or an ERISA Affiliate with respect to such event or condition):

                        (A) any reportable event, as defined in Section 4043(c)
                  of ERISA or any successor provision thereof and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
                  Section 4043(a) of ERISA that it be notified within thirty
                  (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA or any successor provision thereof, including without limitation the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA or any successor provision thereof, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code or any successor provision thereof); and any request for a waiver under Section 412(d) of the Code or any successor provision thereof for any Plan;

                        (B) the distribution under Section 4041(c) of ERISA or
                  any successor provision thereof of a notice of intent to terminate any Plan or any action taken by Seller or an ERISA Affiliate to terminate any Plan;

                        (C) the institution by PBGC of proceedings under Section
                  4042 of ERISA or any successor provision thereof for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Seller or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                        (D) the complete or partial withdrawal from a
                  Multiemployer Plan by AHMIC or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA or any successor provision thereof (including the obligation to satisfy secondary liability as a result of a purchaser default) that would have a Material Adverse Effect or the receipt by AHMIC or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or any successor provision thereof or that it intends to terminate or has terminated under Section 4041A of ERISA or any successor provision thereof;

                        (E) the institution of a proceeding by a fiduciary of
                  any Multiemployer Plan against AHMIC or any ERISA Affiliate to enforce Section 515 of ERISA or any successor provision thereof, which proceeding is not dismissed within thirty (30) days; and

                        (F) the adoption of an amendment to any Plan that would
                  result in the loss of tax-exempt status of the trust of which such Plan is a part if AHMIC or an ERISA Affiliate fails to provide timely security to such Plan in accordance with the provisions of Section 401(a)(29) of the Code or Section 307 of ERISA or any successor provision thereof.

      AHMIC will furnish to Buyer, at the time AHMIC furnishes each set of financial statements pursuant to paragraphs (a)(1) and (a)(2) above, a certificate of a Responsible Officer of AHMIC to the effect that, to the best of such Responsible Officer's knowledge, AHMIC during such fiscal period or year has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Repurchase Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action AHMIC has taken or proposes to take with respect thereto).

(b) Litigation. Seller will promptly, and in any event within ten (10) days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting any Seller Entity or any of their respective Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby,
      (ii) makes a claim or claims in an aggregate amount greater than $1,500,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. Seller shall set forth on its monthly compliance report (in the form of Exhibit IX attached hereto) any such event requiring notice to Buyer under this Section 11(b).

(c)   Existence, etc. Each Seller Entity will:

      (1) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (provided that nothing in this Section 11(c)(1) shall prohibit any transaction expressly permitted under
            Section 11(d));

      (2) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements could be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

      (3) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

      (4) not (i) cause or permit any change to be made in its name, organizational identification number, identity or corporate structure, each as described in Section 10(f) or (ii) change its jurisdiction of organization, unless it shall have provided Buyer thirty (30) days' prior written notice of such change and shall have first taken all action required by Buyer for the purpose of perfecting or protecting the lien and security interest of Buyer established hereunder;

      (5) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

      (6) permit representatives of Buyer, upon reasonable notice (unless a Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer.

(d) Prohibition of Fundamental Changes. Except with respect to the Bank Charter Event, no Seller Entity shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that each Seller Entity may purchase all or substantially all of the assets and/or merge or consolidate with (i) any Affiliate or wholly owned subsidiary of it, or (ii) any other Person if it is the surviving corporation; and provided, further, that if after giving effect thereto, no Default would exist hereunder.

      (e) Margin Deficit. If at any time there exists a Margin Deficit Seller shall cure same in accordance with Section 4.

      (f)   Notices. Seller shall give notice to Buyer:

      (1) promptly upon receipt of notice or knowledge of the occurrence of any Default or Event of Default;

      (2) with respect to any Purchased Asset, promptly upon receipt of any principal prepayment (in full or partial) of such Purchased Asset;

      (3) with respect to any Purchased Asset hereunder, promptly upon receipt of notice or knowledge that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Asset Value of such Purchased Asset;

      (4) promptly upon receipt of notice or knowledge of (i) any material default related to any Purchased Item, (ii) any Lien or security interest on, or claim asserted against, any Purchased Item or (iii) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect;

      (5) promptly upon any material change in the market value of any or all of Seller's assets which could reasonably be expected to have a Material Adverse Effect; and

      (6) promptly upon the occurrence of any default or event of default under the Existing Financing Facilities.

      Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Seller setting forth details of the occurrence referred to therein and stating what action Seller has taken or proposes to take with respect thereto.

(g) Reports. Within forty-five calendar days of the end of each calendar quarter, Seller shall provide Buyer with a quarterly report, which report shall include, among other items, (i) a summary of each Seller Entity's delinquency and loss experience with respect to Mortgage Loans serviced by Seller, any Servicer or any designee of either, operating statements and the occupancy status of such Mortgaged Property and other property level information, including internal quality control reports, plus (ii) with respect to any MERS Designated Mortgage Loan, MERS Reports, plus (iii) any such additional reports as Buyer may reasonably request with respect to Seller or any Servicer's servicing portfolio or pending originations of Mortgage Loans.

(h) Underwriting Guidelines. All Eligible Assets will conform with the Underwriting Guidelines. Seller shall not make any material change in the Underwriting Guidelines without the prior written consent of Buyer and shall review the Underwriting Guidelines periodically to confirm that they are being complied with in all material respects and are adequate to meet Seller's business objectives. In the event Seller makes any amendment or modification to the Underwriting Guidelines, Seller shall promptly deliver to Buyer a complete copy of the amended or modified Underwriting Guidelines.

(i) Transactions with Affiliates. No Seller Entity shall enter into any transaction with any Affiliate, including without limitation, any purchase, sale, lease or exchange of property or the rendering of any service unless such transaction is not otherwise expressly prohibited under this Agreement and is upon fair and reasonable terms no less favorable to such Seller Entity than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate except for (i) the acquisition of equity or stock or warrants of an Affiliate,
      (ii) the payment of dividends, in the ordinary course of business,
      (iii) the contribution of capital (not to exceed $1,000,000) to an entity in which any Seller Entity holds at least a majority equity interest, and (iv) the purchase or sale of loans in the ordinary course of business which is a true sale and does not constitute a fraudulent conveyance and (v) any transaction or series of transactions between two or more Seller Entities. No Seller Entity shall make a payment that is not otherwise permitted by this Section 11(i) to any Affiliate. In no event shall any Seller Entity transfer to Buyer hereunder any Mortgage Loan acquired by such Seller Entity from an Affiliate of such

      Seller Entity unless a True Sale Certification has been delivered to Buyer prior to such sale or such Affiliate is a Seller Entity.

(j) Limitation on Liens. Immediately upon notice of a Lien or any circumstance which could give rise to a Lien on the Purchased Items, Seller will defend the Purchased Items against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Purchased Items (other than any security interest created under this Agreement), and Seller will defend the right, title and interest of Buyer in and to any of the Purchased Items against the claims and demands of all persons whomsoever.

(k) Limitation on Distributions. After the occurrence and during the continuation of any Default, no Seller Entity shall make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller, except, with respect to AHMIC and AHMA, any distributions in cash or other property to the extent required to satisfy the REIT Distribution Requirement; provided, for the avoidance of doubt, that after the occurrence and during the continuation of any Default, no Seller Entity (other than AHMIC and AHMA) shall make any distributions as set forth in this Section 11(k).

(l) Maintenance of Profitability. Seller shall not permit, for any period of six (6) consecutive calendar months (each such period, a "Test Period"), Net Income of AHMIC and its consolidated Subsidiaries for such Test Period determined on a monthly basis, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

(m) Maintenance of Tangible Net Worth; Liquidity. Seller shall not permit Tangible Net Worth of AHMIC and its consolidated Subsidiaries at any time to be less than $300,000,000. In addition, Seller shall maintain at least $50,000,000 in the aggregate of (i) Cash in an amount not less than $25,000,000 and (ii) the amount available for borrowing as a result of the excess of the value of collateral pledged at any such time over the sum of the aggregate outstanding loan amounts advanced at such time against such collateral under each Existing Financing Facility.

(n) Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. Seller shall not permit the ratio of Total Indebtedness to Tangible Net Worth of AHMIC and its consolidated Subsidiaries at any time to be greater than 13:1.

(o) Servicer; Servicing Information. Seller shall provide to Buyer and to Disbursement Agent via Electronic Transmission, a list of Mortgage Loans (including each loan number, Mortgagor name and Mortgagor address) on a monthly basis by no later than the 10th day following the end of each month (the "Reporting Date") containing the following information, on a loan-by-loan basis and in the aggregate, with respect to the Purchased Assets serviced hereunder by Seller or any Servicer for the month (or any portion thereof) prior to the Reporting Date: (i) Mortgage Loans that are 30 days or more delinquent

      (including the paid through date and the outstanding principal balance of each such Mortgage Loan individually and in the aggregate as of the last day of the preceding month) and (ii) Mortgage Loans that were originated more than 45 days prior to the last day of the calendar month preceding the Reporting Date (including the paid through date and the outstanding principal balance of each such Mortgage Loan individually and in the aggregate as of the last day of the preceding month). Seller shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Seller with the execution of this Agreement.

(p) Required Filings. Seller shall promptly provide Buyer with copies of all documents which Seller or any Subsidiary of either is required to file with any regulatory body in accordance with its regulations.

(q) Remittance of Prepayments. Seller shall remit or cause to be remitted to Buyer, with sufficient detail via Electronic Transmission to enable Buyer to appropriately identify the Mortgage Loan to which any amount remitted applies, all full or partial principal prepayments on any Purchased Asset that Seller has received no later than one (1) Business Day following the date such prepayment was received.

(r) Custodial and Disbursement Agreement and Account Agreement. Seller shall maintain each of the Custodial and Disbursement Agreement and Account Agreement in full force and effect and shall not amend or modify either of the Custodial and Disbursement Agreement or the Account Agreement or waive compliance with any provisions thereunder without the prior written consent of Buyer.

(s) Compliance Report. Seller shall provide Buyer no later than the forty-fifth (45th) day after the end of a calendar month, a compliance report, in the form of Exhibit IX attached hereto, demonstrating therein the calculations Seller utilized to determine its compliance with the financial covenants set forth in clauses (m), (n) and (o) of this Section 11 as of the end of the immediately preceding month. Such compliance report shall be delivered by Seller to Buyer in accordance with Section 17 and shall also be delivered by Seller to Buyer at 9 West 57th Street, New York, NY 10019 Attn: Michael Friedman, Telecopier
      No.: (212) 891-6143, Telephone No.: (212) 891-6261.

(t) Sub-Limits. Seller shall not sell to Buyer any Eligible Assets if, after giving effect to such Transaction, the aggregate principal balance of all Purchased Assets are in excess of any Sub-Limit as set forth in the definition of "Asset Value".

(u) Inconsistent Agreements. Seller will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any agreement containing any provision which would be violated or breached by any Transaction hereunder or by the performance by Seller of its obligations under any Repurchase Document.

(v) Escrow Imbalance. Seller will, no later than five (5) Business Days after learning (from any source) of any material imbalance in any escrow account, fully and completely correct and eliminate such imbalance including, without limitation, depositing its own funds into such account to eliminate any overdrawal or deficit.

(w) Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

12.   EVENTS OF DEFAULT

      If any of the following events (each, an "Event of Default") occur, Seller and Buyer shall have the rights set forth in Section 13, as applicable:

(a) Seller shall default in the payment of any Repurchase Price due or any amount under Section 5 when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment); or

(b) Seller shall default in the payment of any other amount payable by it hereunder or under any other Repurchase Document after notification by Buyer of such default, and such default shall have continued unremedied for one (1) Business Day; or

(c) any representation, warranty or certification made or deemed made herein or in any other Repurchase Document by any Seller Entity or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Mortgage Loans furnished in writing by or on behalf of Seller shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Asset Value of the Purchased Assets, unless (i) such Seller Entity shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made; or (ii) any such representations and warranties have been determined in good faith by Buyer in its sole discretion to be materially false or misleading on a regular basis); or

(d)   Seller shall fail to comply with the requirements of Section 11(c) through
      Section 11(f), or Sections 11(g) through 11(t) or 11(y); or except as otherwise set forth in Sections 12(a), 12(b), 12(c), or 12(d), Seller shall fail to observe or perform any other covenant or agreement contained in this Agreement or any other Repurchase Document and such failure to observe or perform shall continue unremedied for a period of 10 Business Days; or

(e) a final judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered against Seller or any of its Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof; or

(f) an Act of Insolvency shall have occurred with respect to any Seller Entity or any of its Affiliates; or

(g) the Custodial and Disbursement Agreement, the Account Agreement or any Repurchase Document shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Seller Entity; or

(h) Seller shall grant, or suffer to exist, any Lien on any Purchased Item (except any Lien in favor of Buyer); or the Purchased Items shall not have been sold to Buyer, or the Liens contemplated hereby shall cease or fail to be first priority perfected Liens on any Purchased Items in favor of Buyer or shall be Liens in favor of any Person other than Buyer; or

(i) any Seller Entity or any of its respective Affiliates shall be in default under (i) any Indebtedness of such Seller Entity or of such Affiliate which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, (ii) any other contract to which such Seller Entity or such Affiliate is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract, or (iii) any Seller-Related Obligation; or

(j) any material adverse change in the Property, business or financial condition of any Seller Entity or any of its Affiliates shall occur, in each case as determined by Buyer in its sole discretion, or any other condition shall exist which, in Buyer's sole discretion, constitutes a material impairment of Seller's ability to perform its obligations under this Agreement or any other Repurchase Document; or

(k) the failure of AHMIC to at any time continue to be (i) qualified as a real estate investment trust as defined in Section 856 of the Code and
      (ii) entitled to a dividend paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims or will claim a deduction on its Form 1120 - REIT filed or to be filed with the United States Internal Revenue Service for such year, or the entering into by AHMIC of any material "prohibited transactions" as defined in Sections 857(b) and 856(c) of the Code;

(l) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Seller Entity or any Commonly Controlled Entity,
      (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable
      Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) any Seller Entity or any Commonly Controlled Entity shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(m) upon any event of default or event which, with the passage of time or expiration of any grace periods, would constitute an event of default under the Existing Financing Facilities; or

(n)   any of the events specified in Section 3(b)(10) have occurred; or

(o) if the Buyer has purchased MERS Designated Mortgage Loans, the Electronic Tracking Agreement has for whatever reason been terminated or ceases to be in full force and effect and the Buyer (or the Custodian as its designee) shall not have received an assignment of mortgage with respect to each MERS Designated Mortgage Loan, in blank, in recordable form, but unrecorded; or

(p) upon any material adverse change in the terms of, or any material reduction in amounts available to Seller or its Affiliates, under any of the Existing Financing Facilities.

13.   REMEDIES

(a) If an Event of Default occurs, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

      (1) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency of Seller), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur. Buyer shall (except upon the occurrence of an Act of Insolvency of Seller) give notice to Seller of the exercise of such option as promptly as practicable.

      (2) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(1) of this Section 13,

                        (A) (i) Seller's obligations in such Transactions to
                  repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date, and to pay all other amounts owned by Seller hereunder, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Prices and any other amounts owed by Seller hereunder, and (iii) Seller shall immediately deliver to Buyer any Purchased Assets subject to such Transactions then in Seller's possession or control;

                        (B) to the extent permitted by applicable law, the
                  Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price, (x) the Post-Default Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date (decreased as of any day by (i) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, (ii) any proceeds from the sale of Purchased Assets applied to the Repurchase Price pursuant to subsection (a)(4) of this Section 13, and
                  (iii) any amounts applied to the Repurchase Price pursuant to subsection (a)(4) of this Section 13); and

                        (C) all Income actually received by Buyer pursuant to
                  Section 5 (excluding any Late Payment Fees paid pursuant to
                  Section 5(b)) shall be applied to the aggregate unpaid Repurchase Price owed by Seller.

      (3) Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain physical possession of the Servicing Records (subject to the provisions of the Custodial and Disbursement Agreement) and all other files of Seller relating to the Purchased Assets and all documents relating to the Purchased Assets which are then or may thereafter come in to the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request and Buyer shall have the right to appoint any Person to act as Servicer for the Purchased Assets. Buyer shall be entitled to specific performance of all agreements of Seller contained in the Repurchase Documents.

      (4) At any time on the Business Day following notice to Seller (which notice may be the notice given under subsection (a)(1) of this
            Section 13), in the event Seller has not repurchased all Purchased Assets, Buyer may (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as Buyer may deem satisfactory any or all Purchased Assets subject to such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Assets shall be applied first to the costs and expenses incurred by Buyer in connection with Seller's default; second to costs of related covering and/or related hedging transactions; third to the Repurchase Price; and fourth to any other outstanding obligation of Seller to Buyer or its Affiliates. In connection with any sale pursuant to clause (A) of this subsection (a)(4), Buyer may (i) sell any such Purchased Assets without giving any warranties and (ii) specifically disclaim or modify any warranties of title or the like, and this procedure shall not be considered to adversely affect the commercial reasonableness of any such sale of Purchased Assets.

      (5) Seller agrees that Buyer may obtain an injunction or an order of specific performance to compel Seller to fulfill its obligations as set forth in Section 24, if Seller fails or refuses to perform its obligations as set forth therein.

      (6) Seller shall be liable to Buyer, payable as and when incurred by Buyer, for (A) the amount of all actual out-of-pocket expenses, including legal or other expenses incurred by Buyer in connection with or as a consequence of an Event of Default, and (B) all costs incurred in connection with hedging or covering transactions.

      (7) Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

(b) Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a)(1) and (4) of this Section 13, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(c) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Items, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's-length.

(d) To the extent permitted by applicable law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are
      (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer's rights hereunder. Interest on any sum payable by Seller to Buyer under this paragraph 13(d) shall be at a rate equal to the Post-Default Rate.

14.   INDEMNIFICATION AND EXPENSES

(a) Seller agrees to hold Buyer and its Affiliates and their present and former respective officers, directors, employees, agents, advisors and other representatives (each, an "Indemnified Party") harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (including counsel's fees and disbursements) (collectively, "Costs"), relating to or arising out of this Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party's gross negligence or willful misconduct. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation the federal Truth in Lending Act and/or the federal Real Estate Settlement Procedures Act, that, in each case, results from anything other than the Indemnified Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of Buyer's rights under this Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its counsel.

(b) Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses (including legal fees and any costs associated with any upfront due diligence costs, including appraisals) incurred by Buyer in connection with the development, preparation and execution of, this Agreement, any other Repurchase Document or any other documents prepared in connection herewith or therewith. Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation all fees, disbursements and expenses of counsel to Buyer which amount shall be deducted from the Purchase Price paid for the first Transaction hereunder and all initial set-up costs with the Custodian and the Disbursement Agent. Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses (including legal fees) incurred by Buyer in connection with the development, preparation and execution of any amendment, supplement or modification to this Agreement, any other Repurchase Document or any other documents prepared in connection therewith. Subject to the limitations set forth in Section 27, Seller agrees to pay Buyer all the out of pocket due diligence, inspection, appraisals, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans submitted by Seller for purchase under this Agreement, including, but not limited to, those out of pocket costs and expenses incurred by Buyer pursuant to Sections 24 and 27.

15.   RECORDING OF COMMUNICATIONS

      Buyer and Seller shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions upon notice to the other party of such recording. Buyer and Seller consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties' agreement.

16.   SINGLE AGREEMENT

      Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transaction hereunder; (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iv) to promptly provide notice to the other after any such set off or application.

17.   NOTICES AND OTHER COMMUNICATIONS

      Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein and under the Custodial and Disbursement Agreement (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by email, telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given under
      Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt.

18.   ENTIRE AGREEMENT; SEVERABILITY

      This Agreement together with the other Repurchase Documents and the Account Agreement constitute the entire understanding between Buyer and Seller with respect to the subject matter it covers and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement or the other Repurchase Documents. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. No amendment, modification or release from any provision of this Agreement shall be effective unless in writing and executed by or on behalf of the party or parties to be charged therewith and shall be effective only in the specific instance and for the specific purpose for which given.

19.   NON-ASSIGNABILITY

      The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by any Seller Entity without the prior written consent of Buyer, and any attempted assignment without such consent shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement.

20.   TERMINABILITY

      This Agreement may be terminated by (i) Seller (a) upon 30 days' written notice to Buyer upon payment to Buyer of the Termination Fee and (b) upon Buyer's unreasonable failure to approve a replacement facility (in which case such termination shall not cause Seller to incur any Non-Use Fee or Termination Fee) and (ii) Buyer upon 30 days' notice from Buyer to Seller upon the occurrence of the event set forth in Section 3(b)(20) or 3(b)(21) (in which case such termination shall not cause Seller to incur any Non-Use Fee or Termination Fee), except that this Agreement shall, notwithstanding termination, remain applicable to any Transaction then outstanding. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations and warranties and covenants hereunder shall continue and survive. The obligations of Seller under Section 14 and under this Section 20 with respect to the payment of the Termination Fee shall survive the termination of this Agreement.

21.   GOVERNING LAW

      THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES.

22.   Submission To Jurisdiction; Waivers

      EACH OF BUYER AND SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

      (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER REPURCHASE DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

      (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

      (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED;

      (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

      (E) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER REPURCHASE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

23.   NO WAIVERS, ETC.

      No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Repurchase Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Repurchase Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

24.   SERVICING

(a) Seller covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with accepted and prudent servicing practices in the industry for the same type of mortgage loans as the Mortgage Loans and in a manner at least equal in quality to the servicing Seller provides for mortgage loans which it owns. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the date on which this Agreement terminates or (iii) the transfer of servicing approved by Buyer.

(b) If the Mortgage Loans are serviced by Seller, Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of the Mortgage Loans (the "Servicing Records"). Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including Custodian) at Buyer's request.

(c) If the Mortgage Loans are serviced by a person other than Seller (such third party the "Servicer"), Seller (i) shall, in accordance with Section (3)(b)(7), provide a copy of the servicing agreement to Buyer, which shall be in form and substance acceptable to Buyer (the "Servicing Agreement"), and shall provide a Servicer Notice to the Buyer substantially in the form of Exhibit VII hereto, fully executed by such Seller Entity and the Servicer; and (ii) hereby irrevocably assigns to Buyer and Buyer's successors and assigns all right, title and interest of Seller in, to and under, and the benefits of, any Servicing Agreement with respect to the Mortgage Loans. Seller agrees that no Person shall assume the servicing obligations with respect to the Mortgage Loans as successor to the Servicer unless such successor is approved in writing by Buyer prior to such assumption of servicing obligations.

(d) If the servicer of the Mortgage Loans is Seller, upon the occurrence of an Event of Default, Buyer shall have the right to terminate Seller as servicer of the Mortgage Loans and transfer servicing to Buyer's designated Servicer, at no cost or expense to Buyer, at any time thereafter. If the Servicer of the Mortgage Loans is not Seller, Buyer shall have the right, as contemplated in the applicable Servicer Notice, upon the occurrence of an Event of Default, to terminate any applicable Servicing Agreement and transfer servicing to Buyer's designated Servicer, at no cost or expense to Buyer, it being agreed that Seller will pay any and all fees required to terminate such Servicing Agreement and to effectuate the transfer of servicing Buyer's designated Servicer, as well as any servicing fees and expenses payable to such Servicer.

(e) After the Purchase Date, until the repurchase of any Mortgage Loan, Seller will have no right to modify or alter the terms of such Mortgage Loan and Seller will have no obligation or right to repossess such Mortgage Loan or substitute another Mortgage Loan, in each case except as provided in the Custodial and Disbursement Agreement.

(f) In the event Seller or its Affiliate is servicing the Mortgage Loans, Seller shall permit Buyer to inspect Seller's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying Buyer that Seller or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Agreement.

25.   INTENT

(a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Purchased Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of Purchased Assets subject to such Transaction would render such definition inapplicable).

(b) It is understood that either party's right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c) The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of Purchased Assets subject to such Transaction would render such definition inapplicable).

(d) It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA or regulations promulgated thereunder).

26.   PERIODIC DUE DILIGENCE REVIEW

      Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than one (1) Business Day's) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Seller and/or Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Buyer in the Seller Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. Buyer shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer's activities pursuant to this Section 26 ("Due Diligence Costs"); provided that,(i) in the event that a Default or an Event of Default shall have occurred or (ii) in the event that Buyer shall determine the need to confirm compliance with local, state or federal laws concerning the regulation of predatory lending practices, Seller shall reimburse Buyer for all Due Diligence Costs for any and all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with Buyer's activities pursuant to this Section 26.

27.   BUYER'S APPOINTMENT AS ATTORNEY-IN-FACT

(a) Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by, but with notice to, Seller, to do the following:

      (1) in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Purchased Items and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Purchased Items whenever payable;

      (2) to pay or discharge taxes and Liens levied or placed on or threatened against the Purchased Items;

      (3) (A) to direct any party liable for any payment under any Purchased Items to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Items; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Items; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Items or any proceeds thereof and to enforce any other right in respect of any Purchased Items; (E) to defend any suit, action or proceeding brought against Seller with respect to any Purchased Items; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Purchased Items as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer's option and Seller's expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Purchased Items and Buyer's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Seller might do;

      (4) to direct the actions of Custodian with respect to the Purchased Items under the Custodial and Disbursement Agreement; and

      (5) to execute, from time to time, in connection with any sale provided for in Section 13, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Items.

      Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(b) The powers conferred on Buyer hereunder are solely to protect Buyer's interests in the Purchased Items and Purchase Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

28.   MISCELLANEOUS

(a) If there is any conflict between the terms of this Agreement or any Transaction entered into hereunder and the Custodial and Disbursement Agreement, this Agreement shall prevail.

(b) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(c) The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(d)   Seller hereby acknowledges that:

      (1) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Repurchase Documents;

      (2)   Buyer has no fiduciary relationship to Seller; and

      (3)   no joint venture exists between Buyer and Seller.

29.   CONFIDENTIALITY

      Seller hereby acknowledges and agrees that all information regarding the terms set forth in any of the Repurchase Documents or the Transactions contemplated thereby (the "Confidential Terms") shall be kept confidential by it and the Buyer and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, (iii) in the event of a Default or an Event of Default, Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise Buyer's rights hereunder or (iv) Buyer determines such disclosure to be necessary in connection with pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets and Purchased Items pursuant to Section 9 hereof. Notwithstanding the foregoing or anything to the contrary contained herein or in any other transaction document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transaction, any fact relevant to understanding the federal, state and local tax treatment of the Transaction, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and any fact relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, Commitment Fee, Purchase Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the purported or claimed federal, state and local tax treatment of the Transaction and is not relevant to understanding the federal, state and local tax treatment of the Transaction, without the prior written consent of the Buyer. The provisions set forth in this
      Section 29 shall survive the termination of this Agreement for a period of one year following such termination.

30.   CONFLICTS

      In the event of any conflict between the terms of this Agreement, any other Repurchase Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, then terms of this Agreement shall prevail, and then terms of the other Repurchase Documents shall prevail.

31.   Set-Off

      In addition to any rights and remedies of Buyer provided by this Agreement and by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any amount becoming due and payable by Seller to Buyer hereunder or otherwise (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all monies and other property of Seller, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any and all other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, and in each case at any time held or owing by Buyer or any Affiliate thereof to or for the credit or the account of Seller. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

32.   Obligations Joint and Several

(a) Each of the Seller Entities hereby acknowledges and agrees that it shall be jointly and severally liable to Buyer for all representations, warranties, covenants, obligations and indemnities of Seller hereunder.

(b) Each of the Seller Entities waives any and all notice of the creation, renewal, extension or accrual of any of the Repurchase Obligations and notice of or proof of reliance by the Buyer upon the obligations of such Seller Entity set forth herein or acceptance of such obligations by such Seller Entity hereunder. Each Seller Entity waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon each other Seller Entity with respect to the Repurchase Obligations. Each Seller Entity's obligations shall be construed as continuing, absolute and unconditional obligations without regard to (i) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Seller Entity against the Buyer, or (ii) any other circumstance whatsoever (with or without notice to or knowledge of any Seller Entity) which constitutes, or might be construed to constitute, an equitable or legal discharge of such Seller Entity for the Repurchase Obligations. Each Seller Entity hereby waives any defense arising by reason of, and any and all right to assert against the Buyer any claim or defense based upon, an election of remedies by the Buyer which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes such Seller Entity's subrogation rights, rights to proceed against such Seller Entity or any other party for reimbursement or contribution, and/or any other rights of such Seller Entity to proceed against any other Seller Entity, against any other guarantor, or against any other person or security.

(c) The parties intend that the each Seller Entity's Repurchase Obligations are primary obligations and not in the nature of a guaranty or suretyship.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

                                       BUYER:
                                       ------

                                       CDC MORTGAGE CAPITAL INC.

                                       By: /s/ Joe Piscina
                                          --------------------------------------
                                          Name:  Joe Piscina
                                          Title: Managing Director

                                       By: /s/ Kathy Lynch
                                          --------------------------------------
                                          Name:  Kathy Lynch
                                          Title: Director

Address for Notices:                      with a copy to:

9 West 57th Street                        9 West 57th Street
New York, NY 10019                        New York, NY 10019
Attn: Ray Sullivan                        Attn: Al Zakes, Esq., General Counsel
                                          Telecopier No.: (212) 891-1922
Telecopier No.: (212) 891-3347            Telephone No.: (212) 891-6137
Telephone No.: (212) 891-5815             Email: albert.zakes@cdcixis-cmna.com
Email: r.sullivan@cdcixis-cmna.com
                                          and with a copy to:
                                          9 West 57th Street
                                          New York, NY 10019
                                          Attn: Michael Friedman
                                          Telecopier No.: (212) 891-6143
                                          Telephone No.: (212) 891-6261
                                          Email: m.friedman@cdcixis-cmna.com

                                       SELLER:
                                       -------

                                       AMERICAN HOME MORTGAGE CORP.

                                       By: /s/ Alan Horn
                                          --------------------------------------
                                          Name:  Alan Horn
                                          Title: Executive Vice President

                                       AMERICAN HOME MORTGAGE INVESTMENT CORP.

                                       By: /s/ Alan Horn
                                          --------------------------------------
                                          Name:  Alan Horn
                                          Title: Executive Vice President

                                       AMERICAN HOME MORTGAGE HOLDINGS, INC.

                                       By: /s/ Alan Horn
                                          --------------------------------------
                                          Name:  Alan Horn
                                          Title: Executive Vice President

                                       AMERICAN HOME MORTGAGE ACCEPTANCE, INC.

                                       By: /s/ Alan Horn
                                          --------------------------------------
                                          Name:  Alan Horn
                                          Title: Executive Vice President

                                       COLUMBIA NATIONAL, INCORPORATED

                                       By: /s/ Alan Horn
                                          --------------------------------------
                                          Name:  Alan Horn
                                          Title: Executive Vice President

                                       Address for Notices:
                                          520 Broadhollow Road,
                                          Melville, New York 11747
                                          Attn: Alan B. Horn, Esq., Executive
                                          Vice President and General Counsel
                                          Telecopier No.: (800) 209-7276
                                          Telephone No: (516) 396-7703
                                          Email: alan.horn@americanhm.com